AMENDED AND RESTATED CREDIT AGREEMENT Dated as of May 19, 2026 among TRACTOR SUPPLY COMPANY, as Borrower, THE SEVERAL LENDERS FROM TIME TO TIME PARTY HERETO, as Lenders, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, REGIONS BANK and FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents, TRUIST BANK, BANK OF AMERICA, N.A., and U.S. BANK NATIONAL ASSOCIATION, as Co-Documentation Agents, and WELLS FARGO SECURITIES, LLC, REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK, and FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Joint Lead Arrangers and Bookrunners

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS 1

1.1	**Definitions**	1
1.2	**Computation of Time Periods**	28
1.3	**Accounting Terms**	28
1.4	**Letter of Credit Amounts**	28
1.5	**Exchange Rates; Currency Equivalents**	28
1.6	**Alternative Currencies**	29
1.7	**Change of Currency**	29
1.8	**Rates**	29
1.9	**Divisions**	30
1.10	**Pro Forma Adjustments for Acquisitions**	30

ARTICLE II. CREDIT FACILITIES 30

2.1	**Revolving Loans and Incremental Term Loans**	30
2.2	**Letter of Credit Subfacility**	33
2.3	**Swingline Loans Subfacility**	41

ARTICLE III. OTHER PROVISIONS RELATING TO CREDIT FACILITIES 43

3.1	**Default Rate**	43
3.2	**Extension and Conversion**	43
3.3	**Prepayments**	43
3.4	**Termination of Revolving Commitments, Reduction of Revolving Committed Amount or Increase in Commitments**	44
3.5	**Fees**	46
3.6	**Capital Adequacy and Liquidity**	47
3.7	**Changed Circumstances**	48
3.8	**Illegality**	50
3.9	**Increased Costs**	50
3.10	**Mitigation Obligations, Etc**	51
3.11	**Taxes**	52
3.12	**Indemnity**	53
3.13	**Pro Rata Treatment**	54
3.14	**Sharing of Payments**	55
3.15	**Payments, Computations; Retroactive Adjustments of Applicable Rate**	56
3.16	**Evidence of Debt**	56
3.17	**Cash Collateral**	57
3.18	**Defaulting Lenders**	58
3.19	**Extension Option**	59

ARTICLE IV. CONDITIONS 60

4.1	**Closing Conditions**	60
4.2	**Conditions to all Extensions of Credit**	62

ARTICLE V. REPRESENTATIONS AND WARRANTIES 63

5.1	**Financial Condition**	63
5.2	**No Material Change**	63
5.3	**Organization and Good Standing**	63
5.4	**Power; Authorization; Enforceable Obligations**	63

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5.5	**No Conflicts**	64
5.6	**Ownership**	64
5.7	**Anti-Corruption Laws and Sanctions**	64
5.8	**Litigation**	64
5.9	**Taxes**	65
5.10	**Compliance with Law**	65
5.11	**ERISA**	65
5.12	**[Reserved]**	66
5.13	**Governmental Regulations, Etc**	66
5.14	**Purpose of Loans and Letters of Credit**	66
5.15	**Outbound Investment Rules**	66
5.16	**Disclosure and Beneficial Ownership**	67
5.17	**No Affected Financial Institution**	67
ARTICLE VI. AFFIRMATIVE COVENANTS		67
6.1	**Financial Statements**	67
6.2	**Preservation of Existence and Franchises**	69
6.3	**Books and Records**	69
6.4	**Compliance with Law**	70
6.5	**Payment of Taxes**	70
6.6	**Insurance**	70
6.7	**Use of Proceeds**	70
6.8	**Audits/Inspections**	70
6.9	**Financial Covenant**	70
6.10	**Compliance with Anti-Corruption Laws and Sanctions**	71
6.11	**Beneficial Ownership Regulations**	71
ARTICLE VII. NEGATIVE COVENANTS		71
7.1	**Subsidiary Indebtedness**	71
7.2	**Liens**	72
7.3	**Consolidation, Merger, Dissolution, etc**	72
7.4	**Asset Dispositions**	73
7.5	**Anti-Corruption Laws and Sanctions**	73
7.6	**Limitations Regarding Outbound Investment Rules**	73
ARTICLE VIII. EVENTS OF DEFAULT		73
8.1	**Events of Default**	73
8.2	**Acceleration; Remedies**	75
8.3	**Allocation of Payments After Acceleration**	75
ARTICLE IX. AGENCY PROVISIONS		76
9.1	**Appointment and Authorization of Administrative Agent**	76
9.2	**Rights as a Lender**	77
9.3	**Delegation of Duties**	77
9.4	**Reliance by Administrative Agent**	78
9.6	**Resignation of Administrative Agent**	79
9.7	**Non-Reliance by Administrative Agent and Other Lenders**	80
9.8	**No Other Duties, Etc**	81
9.9	**Administrative Agent May File Proofs of Claim**	82
9.10	**Erroneous Payments**	82

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iii ARTICLE X. MISCELLANEOUS............................................................................................................. 84 10.1 Notices; Effectiveness; Electronic Communications .................................................... 84 10.2 Right of Set-Off ............................................................................................................... 86 10.3 Successors and Assigns ................................................................................................... 86 10.4 No Waiver; Remedies Cumulative; Enforcement ........................................................ 91 10.5 Expenses; Indemnity; Damage Waiver ......................................................................... 91 10.6 Amendments, Waivers and Consents ............................................................................ 93 10.7 Counterparts ................................................................................................................... 95 10.8 Headings .......................................................................................................................... 95 10.9 Survival of Representations and Warranties ............................................................... 95 10.10 Governing Law; Submission to Jurisdiction; Venue; Waiver of Consequential Damages ................................................................................................. 95 10.11 Severability ................................................................................................................ 97 10.12 Entirety ................................................................................................................ 97 10.13 Binding Effect; Termination .......................................................................................... 97 10.14 Treatment of Certain Information; Confidentiality .................................................... 97 10.15 Conflict ................................................................................................................ 99 10.16 US PATRIOT Act Notice ............................................................................................... 99 10.17 No Advisory or Fiduciary Responsibility ..................................................................... 99 10.18 Replacement of Lenders ............................................................................................... 100 10.19 Interest Rate Limitation ............................................................................................... 101 10.20 Electronic Execution of Assignments and Certain Other Documents ..................... 101 10.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions .............................................................................................................. 102 10.22 Certain ERISA Matters ................................................................................................ 102 10.23 Acknowledgement Regarding Any Supported QFCs ................................................ 103 10.24 Amendment and Restatement ...................................................................................... 104

iv SCHEDULES Schedule 1.1(a) Existing Letters of Credit Schedule 1.1(b) Liens Schedule 2.1 Lenders and Commitments Schedule 7.1 Indebtedness Schedule 10.1 Notices EXHIBITS Exhibit 2.1(d)(i) Form of Notice of Borrowing Exhibit 2.1(d)(iii) Form of Notice of Account Designation Exhibit 2.1(g)(i) Form of Revolving Note Exhibit 2.1(g)(iii) Form of Incremental Term Loan Note Exhibit 2.3(b) Form of Swingline Loan Request Exhibit 2.3(e) Form of Swingline Note Exhibit 3.2 Form of Notice of Extension/Conversion Exhibit 3.3 Form of Notice of Prepayment Exhibit 3.4 Form of Incremental Term Loan Agreement Exhibit 6.1(c) Form of Officer’s Compliance Certificate Exhibit 10.3 Form of Assignment and Assumption

AMENDED AND RESTATED CREDIT AGREEMENT THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 19, 2026 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), is by and among TRACTOR SUPPLY COMPANY, a Delaware corporation (the “Borrower”), the Lenders (as defined herein) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). RECITALS WHEREAS, the Borrower has requested, and subject to the terms and conditions set forth in this Credit Agreement, the Administrative Agent and the Lenders have agreed to extend, certain credit facilities to the Borrower. NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows: ARTICLE I. DEFINITIONS 1.1 Definitions. As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires: “2017 Note Purchase Agreement” means that certain Note Purchase and Private Shelf Agreement, dated August 14, 2017, among the Borrower and the noteholders party thereto, as such agreement may be amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time thereafter. “2020 Bond Indenture” means that certain Indenture, dated as of October 30, 2020, executed by the Borrower and the trustee named therein, as such Indenture may be amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time thereafter. “Acceptance Credit” means a commercial Letter of Credit in which an Issuing Lender engages with the beneficiary of such Letter of Credit to accept a time draft. Acceptance Credits shall be denominated in Dollars. “Acceptance Documents” means such general acceptance agreements, applications, certificates and other documents as an Issuing Lender may require in connection with the creation of Bankers’ Acceptances. “Accounting Changes” shall have the meaning assigned to such term in Section 1.3. “Act” shall have the meaning assigned to such term in Section 10.16. “Administrative Agent” shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

2 “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. “Alternative Currency” means, with respect to Letters of Credit, each currency (other than Dollars) that is approved in accordance with Section 1.6. “Alternative Currency Equivalent” means, subject to Section 1.5, for any amount, at the time of determination thereof, with respect to any amount expressed in Dollars, the equivalent of such amount thereof in the applicable Alternative Currency as determined by the Administrative Agent in its sole discretion by reference to the most recent Spot Rate (as determined as of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and the U.K. Bribery Act 2010, as amended, and the rules and regulations thereunder. “Applicable Lending Office” means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice as the office by which its SOFR Loans are made and maintained. “Applicable Percentage” means with respect to any Lender at any time, (a) with respect to such Lender’s Revolving Commitment at any time, the percentage (carried out to the ninth decimal place) of the Revolving Committed Amount represented by such Lender’s Revolving Commitment at such time; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the Issuing Lenders to issue, amend or extend Letters of Credit have been terminated pursuant to Section 8.2 or if the Revolving Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and (b) with respect to such Lender’s portion of an outstanding Incremental Term Loan at any time, the percentage of the outstanding principal amount of such Incremental Term Loan held by such Lender at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption or other documentation pursuant to which such Lender becomes a party hereto, as applicable. The Applicable Percentages shall be subject to adjustment as provided in Section 3.18. “Applicable Rate” means (a) with respect to an Incremental Term Loan, the percentage(s) per annum set forth in the applicable Incremental Term Loan Agreement and (b), for purposes of calculating the applicable interest rate for any day for any Revolving Loan, the applicable rate for any day for any Swingline Loan, the applicable rate of the Unused Fee for any day for purposes of Section 3.5(a), the applicable rate of the Standby Letter of Credit Fee for any day for purposes of Section 3.5(b)(i) or the applicable rate for the Trade Letter of Credit Fee for any day for purposes of Section 3.5(b)(ii), the applicable percentage, set forth in the table below, corresponding to the long term senior unsecured, non-credit enhanced debt rating (the "Debt Rating") of the Borrower by S&P and Moody's in effect from time to time:

Pricing Level	Debt Rating	Interest Margin for SOFR Loans	Interest Margin for Base Rate Loans	Unused Fee	Standby Letter of Credit Fees	Trade Letter of Credit Fees
I	≥ A/A2	0.750%	0.000%	0.075%	0.750%	0.250%
II	A- / A3	0.875%	0.000%	0.080%	0.875%	0.250%
III	BBB+ / Baa1	1.000%	0.000%	0.090%	1.000%	0.250%
IV	BBB / Baa2	1.125%	0.125%	0.110%	1.125%	0.250%
V	≤ BBB- / Baa3	1.250%	0.250%	0.150%	1.250%	0.250%

The Applicable Rate shall be determined and adjusted on the date (each, a "Calculation Date") one Business Day after the date on which the Borrower's Debt Rating is upgraded or downgraded in a manner which requires a change in the then applicable Pricing Level set forth above. If at any time there is a split in the Borrower's Debt Ratings between S&P and Moody's, the Applicable Rate shall be determined by the higher of the two Debt Ratings (i.e., the lower pricing), provided that if the two Debt Ratings are more than one level apart, the Applicable Rate shall be based on the Debt Rating which is one level lower than the higher rating. If the Borrower does not have a Debt Rating from either S&P or Moody's, then, Pricing Level V shall apply. Each Applicable Rate shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Rate shall be applicable to all existing Loans as well as any new Loans made. The applicable Pricing Level for Applicable Rate, as of the Closing Date, is Pricing Level III.

"Approved Fund" means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

"Approving Lenders" shall have the meaning assigned to such term in Section 3.19(b).

"Arrangers" means Wells Fargo Securities, LLC, Regions Capital Markets, a division of Regions Bank, and Fifth Third Bank, National Association, in their capacities as joint lead arrangers and bookrunners.

"Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

"Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.3(b)), and

3

4 accepted by the Administrative Agent, in substantially the form of Exhibit 10.3 or any other form approved by the Administrative Agent. “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Credit Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.7(c)(iv). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankers’ Acceptance” means a time draft, drawn by the beneficiary under an Acceptance Credit and accepted by an Issuing Lender upon presentation of documents by the beneficiary of an Acceptance Credit pursuant to Section 2.2, in the standard form for bankers’ acceptances of such Issuing Lender. Bankers’ Acceptances shall be denominated in Dollars. “Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time. “Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall admit in writing its inability to pay its debts generally as they become due. “Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) Term SOFR for a one-month tenor in effect on such day plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Term SOFR, as applicable (provided that clause (c) shall not be applicable during

5 any period in which Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Base Rate be less than 0%. “Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Base Rate. “Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.7(c)(i). “Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then- prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Credit Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities. “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

6 For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication). “Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the

7 then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 3.7(c)(i) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 3.7(c)(i). “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 CFR § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Borrower” means the Person identified as such in the heading hereof, together with any permitted successors and assigns. “Borrower Materials” shall have the meaning assigned to such term in Section 6.1. “Business Day” means any day that (a) is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed and (b) is not a day on which commercial banks in Charlotte, North Carolina or Nashville, Tennessee are closed. “Calculation Date” has the meaning set forth in the definition of “Applicable Rate”. “Capital Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a finance lease on the balance sheet of that Person. “Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person (other than a corporation) the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person. “Captive Insurance Subsidiary” means a Subsidiary of the Borrower (or any Subsidiary of any holding company established in accordance with Section 7.3(c)) established for the sole purpose of insuring the business and properties owned by the Borrower and its Subsidiaries. “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders, as collateral for LOC Obligations or obligations of Lenders to fund participations in respect thereof (as the context may require), cash or deposit account balances or, if an Issuing Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) such Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

8 “Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Change of Control” means the occurrence of any of the following events: (a) any Person or two or more Persons acting in concert shall have acquired “beneficial ownership,” directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Borrower, (b) a majority of the members of the Board of Directors of the Borrower cease to be Continuing Directors or (c) a change of control under the 2017 Note Purchase Agreement or the 2020 Bond Indenture; provided, that if a new holding company is established in accordance with Section 7.3(c), (i) the references to “the Borrower” in the foregoing clauses (a) and (b) shall be deemed to refer to the new holding company and (ii) the failure of the new holding company to own and control, directly or indirectly, 100% of the Voting Stock of the Borrower shall constitute a “Change of Control” hereunder. “Closing Date” means May 19, 2026. “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections. “Commitment” means the Revolving Commitment of such Lender and/or the Incremental Term Loan Commitment of such Lender. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.). “Communication” means any Credit Document and any document, amendment, approval, consent, information, notice, certificate, report, statement, disclosure, certification or authorization related to any Credit Document. “Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.12 and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative

9 Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Credit Agreement and the other Credit Documents). “Consolidated EBITDA” means, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) Consolidated Interest Expense, (ii) total federal, state, local and foreign income, value added and similar taxes, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expenses, (v) non-cash straight line rent expense and (vi) other non-recurring, non-cash expenses (excluding any non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period), all as determined in accordance with GAAP. “Consolidated EBITDAR” means, for any period, the sum of (a) Consolidated EBITDA for such period, plus (b) Consolidated Rental Expense for such period. “Consolidated Interest Expense” means, for any period, all interest expense (including the interest component under Capital Leases and Synthetic Leases but excluding accrued interest expense associated with any Capital Lease or other obligations or liabilities arising from Permitted Government Revenue Bond Indebtedness to the extent the Borrower or a Subsidiary is the holder of the related bonds) of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP. For purposes of clarification, the implied interest component under Synthetic Leases shall be considered interest expense for purposes of this definition. “Consolidated Net Income” means, for any period, net income (excluding (a) extraordinary gains (b) other non-recurring gains and losses and (c) interest income associated with any Capital Lease or other obligations or liabilities arising from Permitted Government Revenue Bond Indebtedness to the extent the Borrower or a Subsidiary is the holder of the related bonds) after taxes for such period of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP. “Consolidated Parties” means a collective reference to the Borrower and its Subsidiaries, and “Consolidated Party” means any one of them. “Consolidated Rental Expense” means, for any period, cash rental expense under Operating Leases (excluding any Synthetic Lease) of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP. “Consolidated Tangible Assets” means, as of any date of determination, all assets of the Consolidated Parties on a consolidated basis as of such date minus all intangible assets of the Consolidated Parties on a consolidated basis as of such date, all as determined in accordance with GAAP. “Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Borrower who (a) was a member of the same Board of Directors on the Closing Date or (b) was nominated, appointed or approved for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, appointment, approval or election; provided, that if a new holding company is established in accordance with Section 7.3(c), the references to “the Borrower” in the foregoing definition shall be deemed to refer to the new holding company, except that clause (a) shall be deemed to refer to the Board of Directors of the Borrower on the Closing Date.

10 “Credit Documents” means a collective reference to this Credit Agreement, the Notes, the LOC Documents, each Incremental Term Loan Agreement, the Fee Letters and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and “Credit Document” means any one of them. “Debt Rating” has the meaning set forth in the definition of “Applicable Rate”. “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting rights of creditors generally. “Default” means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default. “Defaulting Lender” means, subject to Section 3.18(b), any Lender that, as reasonably determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or Participation Interests in respect of Letters of Credit or Swingline Loans, within three Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its prospective funding obligations hereunder or has made a public statement to that effect with respect to its prospective funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within one Business Day after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy or insolvency law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, (iii) become the subject of a Bail-In Action; or (iv) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority. “Dollar Equivalent” means, subject to Section 1.5, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount and (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars as determined by the Administrative Agent at such time in its sole discretion by reference to the most recent Spot Rate for such Alternative Currency (as determined as of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency. “Dollars” and “$” means dollars in lawful currency of the United States.

11 “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006, as it may be amended from time to time. “Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006, as it may be amended from time to time. “Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 10.3(b)(iii) and (b)(v) (subject to such consents, if any, as may be required under Section 10.3(b)(iii)). “Environmental Laws” means any and all lawful and applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections. “ERISA Affiliate” means an entity which is under common control with any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and which is treated as a single employer under Sections 414(b) or (c) of the Code. “ERISA Event” means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Single Employer Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Single Employer Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to

12 administer, any Single Employer Plan; (f) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (g) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Single Employer Plan; or (h) the adoption of an amendment to any Single Employer Plan requiring the provision of security to such Single Employer Plan pursuant to Section 307 of ERISA. “Erroneous Payment” shall have the meaning assigned to such term in Section 9.10(a). “Erroneous Payment Deficiency Assignment” shall have the meaning assigned to such term in Section 9.10(d). “Erroneous Payment Impacted Class” shall have the meaning assigned to such term in Section 9.10(d). “Erroneous Payment Return Deficiency” shall have the meaning assigned to such term in Section 9.10(d). “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Euro” and “EUR” mean the single currency of the Participating Member States. “Event of Default” shall have the meaning assigned to such term in Section 8.1. “Existing Credit Agreement” means that certain Credit Agreement dated as of September 30, 2022 by and among the Borrower, the lenders from time to time party thereto and Wells Fargo, as administrative agent. “Existing Letters of Credit” means the letters of credit described by letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1.1(a) attached hereto. “FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities implementing such Sections of the Code. “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Credit Agreement. “Fee Letters” mean (i) that certain letter agreement, dated as of April 16, 2026, among the Borrower, Wells Fargo and Wells Fargo Securities, LLC, (ii) that certain letter agreement, dated as of April 16, 2026, among the Borrower, Regions Bank and Regions Capital Markets, a division of Regions

13 Bank and (iii) that certain letter agreement, dated as of April 16, 2026, between the Borrower and Fifth Third Bank, National Association. “Fees” means all fees payable pursuant to Section 3.5. “Floor” means a rate of interest equal to 0%. “Foreign Lender” shall have the meaning assigned to such term in Section 3.11(d). “FRB” means the Board of Governors of the Federal Reserve System of the United States. “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an Issuing Lender, such Defaulting Lender’s Applicable Percentage of the outstanding LOC Obligations other than LOC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof. “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities. “Funded Indebtedness” means, with respect to any Person, without duplication, (a) all Indebtedness of such Person other than (i) Indebtedness of the types referred to in clause (e), (f), (g), (i), and (l) of the definition of “Indebtedness” set forth in this Section 1.1 and (ii) Permitted Government Revenue Bond Indebtedness to the extent the Borrower or a Subsidiary is the holder of the related bonds, (b) all Indebtedness of another Person of the type referred to in clause (a) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (c) all Guaranty Obligations of such Person with respect to Indebtedness of the type referred to in clause (a) above of another Person and (d) Indebtedness of the type referred to in clause (a) above of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer. “GAAP” means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3. “Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body. “Guaranty Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any Property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such

14 Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made. “Hedging Agreements” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement. “Honor Date” shall have the meaning assigned to such term in Section 2.2(c)(i). “Illegality Notice” shall have the meaning assigned to such term in Section 3.7(b). “Immaterial Subsidiary” means, as of any date of determination, any Subsidiary of the Borrower that (a)(i) does not have assets with a book value in excess of ten percent (10%) of the then current book value of all of the assets of the Consolidated Parties and (ii) together with any other Subsidiaries of the Borrower that are Immaterial Subsidiaries hereunder, does not have assets with a book value in excess of fifteen percent (15%) of the then current book value of all of the assets of the Consolidated Parties and (b)(i) does not have annual revenue in excess of ten percent (10%) of the annual revenue of the Consolidated Parties and (ii) together with any other Subsidiaries of the Borrower that are Immaterial Subsidiaries hereunder, does not have annual revenue in excess of fifteen percent (15%) of the annual revenue of the Consolidated Parties. “Incremental Term Loan” shall have the meaning assigned to such term in Section 2.1(c). “Incremental Term Loan Agreement” means, with respect to an Incremental Term Loan, a joinder agreement in substantially the form of Exhibit 3.4 or such other form as is satisfactory to the Administrative Agent and the Borrower, in each case as executed by the Borrower, one or more Lender(s) providing an Incremental Term Loan Commitment and the Administrative Agent. “Incremental Term Loan Commitment” means, as to each Lender, its obligation to make its portion of an Incremental Term Loan to the Borrower pursuant to Section 2.1(c) in the principal amount set forth in the applicable Incremental Term Loan Agreement. “Incremental Term Note” or “Incremental Term Notes” means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Incremental Term Loan provided pursuant to Section 2.1(g), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time. “Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such

15 Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) the principal portion of all obligations of such Person under Synthetic Leases, (l) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, and (m) for purposes of Funded Indebtedness only, all obligations of such Person under operating leases listed on such Person’s balance sheet. “Indemnified Party” has the meaning specified in Section 10.5(b). “Interest Payment Date” means (a) as to Base Rate Loans or Swingline Loans, the first day of each calendar month for the immediately preceding calendar month, the date of repayment of principal of such Loan and the Maturity Date, and (b) as to SOFR Loans, the last day of each applicable Interest Period, the date of repayment of principal of such Loan and the Maturity Date, and in addition, where the applicable Interest Period for a SOFR Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter. “Interest Period” means, as to any SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending on the date one (1), three (3) or six (6) months thereafter, in each case as selected by the Borrower in its Notice of Borrowing or Notice of Extension/Continuation and subject to availability; provided that: (a) the Interest Period shall commence on the date of advance of or conversion to any SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires; (b) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day; (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period; (d) no Interest Period shall extend beyond the Maturity Date;

16 (e) there shall be no more than twelve (12) Interest Periods in effect at any time; and (f) no tenor that has been removed from this definition and not reinstated pursuant to Section 3.7(c)(iv) shall be available for specification in any Notice of Borrowing or Notice of Extension/Continuation. “Investment” means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of all or any substantial portion of the assets, Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of any Person or (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in any Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person. “Issuing Lender Fees” shall have the meaning assigned to such term in Section 3.5(b)(iii). “Issuing Lenders” means Wells Fargo and U.S. Bank National Association (in each case, through itself or through one of its designated Affiliates or branch offices), or any successor issuer of Letters of Credit and Bankers’ Acceptances hereunder. “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars. “L/C Borrowing” means an extension of credit resulting from (a) a drawing under any Letter of Credit (other than an Acceptance Credit) or (b) a payment of a Bankers’ Acceptance upon presentation, in each case, which has not been reimbursed in accordance with Section 2.2(c) or refinanced by a Revolving Loan advance. All L/C Borrowings shall be denominated in Dollars. “L/C Credit Extension” means, with respect to any Letter of Credit or Bankers’ Acceptance, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof. “Lender” means any of the Persons identified as a “Lender” on the signature pages hereto, and any Person which may become a Lender in accordance with the terms hereof, together with their successors and permitted assigns. “Lender Related Party” has the meaning assigned thereto in Section 10.10(d). “Letter of Credit” means (a) any letter of credit issued by an Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.2 and (b) any Existing Letter of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Notwithstanding anything to the contrary contained herein, a letter of credit (other than the Existing Letters of Credit) issued by an Issuing Lender other than Wells Fargo shall not be a “Letter of Credit” for purposes of the Credit Documents until such time as the Administrative Agent has been notified in writing of the issuance thereof by the applicable Issuing Lender and has confirmed with such Issuing Lender that there exists adequate availability under the Revolving Committed Amount to issue such letter of credit. “Letter of Credit Application” means, with respect to any Letter of Credit or Bankers’ Acceptance, an application and agreement for the issuance or amendment of a Letter of Credit in the form

17 from time to time in use by an Issuing Lender and, in the case of any Acceptance Credit, shall include the related Acceptance Documents. “Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day). “Leverage Ratio” means, with respect to the Consolidated Parties on a consolidated basis for the twelve-month period ending on the last day of any fiscal quarter, the ratio of (a) Funded Indebtedness of the Consolidated Parties on the last day of such period to (b) Consolidated EBITDAR for such period. “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof). “Loan” or “Loans” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan, Swingline Loan, or an Incremental Term Loan, individually or collectively, as appropriate. “LOC Documents” means, with respect to any Letter of Credit or Bankers’ Acceptance, such Letter of Credit or Bankers’ Acceptance, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit or such Bankers’ Acceptance) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations. “LOC Obligations” means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the maximum aggregate amount which is, or any time thereafter may become payable by the Issuing Lenders under all then outstanding Bankers’ Acceptances plus (iii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lenders but not theretofore reimbursed by the Borrower. “LOC Sublimit” means ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000). The LOC Sublimit is part of the Revolving Committed Amount. “Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, property, financial condition or liabilities of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any material obligation under the Credit Documents or (c) the material rights and remedies of the Lenders under the Credit Documents. “Material Subsidiary” means any Subsidiary that is not an Immaterial Subsidiary. “Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

18 “Maturity Date” means (a) as to the Revolving Loans, Swingline Loans, and Letters of Credit (and the related LOC Obligations), May 19, 2031 or, with respect to some or all of the Lenders if such date is otherwise extended pursuant to Section 3.19, May 19, 2032 or May 19, 2033, as applicable, or (b) as to an Incremental Term Loan, the final maturity date for such Incremental Term Loan as set forth in the applicable Incremental Term Loan Agreement. “Moody’s” means Moody’s Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities. “Multiemployer Plan” means a Plan subject to Title IV of ERISA which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA. “Multiple Employer Plan” means a Plan subject to Title IV of ERISA which any Consolidated Party or any ERISA Affiliate and at least one employer other than the Consolidated Parties or any ERISA Affiliate are contributing sponsors. “Non-Consenting Lender” shall have the meaning assigned to such term in Section 10.18. “Non-Extending Lender” shall have the meaning assigned to such term in Section 3.19. “Note” or “Notes” means the Revolving Notes, Incremental Term Notes and/or the Swingline Note, individually or collectively, as appropriate. “Notice of Account Designation” has the meaning assigned thereto in Section 2.1(d)(iii). “Notice of Borrowing” means a written notice of borrowing in substantially the form of Exhibit 2.1(d)(i), as required by Section 2.1(d)(i). “Notice of Extension/Conversion” means the written notice of extension or conversion in substantially the form of Exhibit 3.2, as required by Section 3.2. “Notice of Prepayment” shall have the meaning assigned to such term in Section 3.3(a). “Obligations” means, without duplication, all of the obligations of the Borrower to the Lenders (including the Issuing Lenders and the Swingline Lender) and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to the Borrower, regardless of whether such interest is an allowed claim under the Bankruptcy Code of the United States). “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “Operating Lease” means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor. “Other Taxes” shall have the meaning assigned to such term in Section 3.11. “Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation, and as codified at 31 C.F.R. § 850.101 et seq.

19 “Participant” shall have the meaning assigned to such term in Section 10.3(d). “Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. “Participation Interest” means a purchase by a Lender of a participation in Letters of Credit or LOC Obligations as provided in Section 2.2, in Swingline Loans as provided in Section 2.3, or in any Loans as provided in Section 3.14. “Payment Recipient” shall have the meaning assigned to such term in Section 9.10(a). “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof. “Permitted Government Revenue Bond Indebtedness” means a revenue bond or bonds issued by a state or local Governmental Authority, the proceeds of which are used to finance or refinance the acquisition, construction, equipping or improvement of facilities or property used by the Borrower or any Subsidiary, and any lease obligation (including deferred lease obligations) of the Borrower or any of its Subsidiaries relating thereto; provided, that (a) such revenue bonds are non-recourse to the Borrower and its Subsidiaries (unless and to the extent the Borrower or a Subsidiary is the holder of such bonds), and (b) the principal of, interest on or costs relating to such revenue bonds are payable solely from (i) proceeds of such bonds when issued as a means of implementing government tax or economic incentive programs, (ii) all or an incremental portion of sales, use, property and other generally applicable taxes (not including income taxes), whether generated by or levied on such facilities or property or the activities and business conducted thereon or upon property located in a broader area, (iii) reserve funds created with proceeds of bonds described in (i) or with revenues described in (ii) or (iv) if the Borrower or a Subsidiary of the Borrower is the holder of such bonds, payments made by the Borrower or such Subsidiary. “Permitted Liens” means: (i) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet subject to penalties for non-timely payment or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof); (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens which are material secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof); (iii) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection

20 with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, surety, indemnification, appeal, performance and return-of-money bonds, letters-of-credit, bankers acceptances and other similar obligations (exclusive of obligations for the payment of borrowed money), or as security for customs or import duties and related amounts; (iv) Liens in connection with attachments or judgments (including judgment or appeal bonds); provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay; (v) encumbrances, covenants, conditions, restrictions, easements, reservations and rights of way or zoning, building code or other restrictions (including defects or irregularities in title and similar encumbrances), as to the use of real property, or Liens incidental to conduct of the business or to the ownership of the Borrower or the Borrower’s Subsidiaries’ properties not securing Indebtedness that do not in the aggregate materially impair the use of said properties in the operation of the business of the Borrower and its Subsidiaries taken as a whole; (vi) Liens on Property securing purchase money Indebtedness (including Capital Leases) or any Synthetic Leases hereafter incurred to finance the purchase price or cost of construction of fixed assets (or additions, repairs, alterations or improvements thereto); provided that any such Lien attaches to such Property concurrently with or within twelve (12) months after the later of acquisition or completion of construction (or addition, repair, alteration or improvement) and full operation thereof; (vii) leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of any Consolidated Party, taken as a whole; (viii) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, operating leases permitted by this Credit Agreement; (ix) normal and customary rights of setoff or other liens upon deposits of cash in favor of banks or other depository institutions or credit or debit card or check processors or other similar processors, in each case, in connection with the provision of such services; (x) Liens of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; (xi) Liens in connection with Sale and Leaseback Transactions and Liens in connection with earnest money deposits for acquisitions not prohibited hereunder; (xii) Liens in favor of customers and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xiii) Liens on property or assets at the time such property or assets are acquired by any Consolidated Party; provided that such Liens are not created in contemplation of such acquisition;

21 (xiv) Liens on assets of any Person at the time such Person becomes a Subsidiary; provided that such Liens are not created in contemplation of such Person becoming a Subsidiary; (xv) Liens on inventory held by any Consolidated Party under consignment or scan back arrangements entered into in the ordinary course of business; (xvi) Liens on any inventory of any Consolidated Party in favor of a vendor of such inventory, arising in the normal course of business upon its sale to such Consolidated Party; (xvii) Liens, if any, in favor of the Administrative Agent, the Issuing Lenders or Swingline Lender to secure the Obligations or to Cash Collateralize or otherwise secure the obligations of a Defaulting Lender to fund Participation Interests hereunder; (xviii) Liens existing as of the Closing Date and set forth on Schedule 1.1(b); provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date; (xix) Liens related to Permitted Government Revenue Bond Indebtedness; provided, that the Borrower or a Subsidiary of the Borrower is the holder of such Permitted Government Revenue Bond Indebtedness; (xx) Liens on any property or assets created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property or assets, whether directly or indirectly, by way of share disposition or otherwise; (xxi) Liens securing debt of a Subsidiary owed to the Borrower or to another Subsidiary; (xxii) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; (xxiii) Liens to secure debt of joint ventures in which any Consolidated Party has an interest, to the extent such Liens are on property or assets of, or equity interests in, such joint ventures; (xxiv) Liens securing the financing of insurance premiums payable on insurance policies; provided that such Liens shall only encumber unearned premiums with respect to such insurance, interests in any state guarantee fund relating to such insurance and subject and subordinate to the rights and interests of any loss payee, loss payments which shall reduce such unearned premiums; (xxv) Liens securing cash management obligations (that do not constitute Indebtedness), or arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods and contractual rights of set-off relating to purchase orders and other similar arrangements, in each case in the ordinary course of business; (xxvi) Liens securing Hedging Agreements; and

22 (xxvii) other Liens not described above, provided that the aggregate principal amount of obligations secured by such Liens plus the aggregate principal amount of unsecured Indebtedness of Subsidiaries of the Borrower outstanding pursuant to Section 7.1(f) does not exceed 15% of Consolidated Tangible Assets of the Borrower and its Subsidiaries, computed as of the end of the most recent fiscal quarter end of the Borrower for which financial statements were required to be delivered pursuant to Section 6.1(a) or 6.1(b) (or, prior to the first such delivery date of the Closing Date, as of December 27, 2025). “Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, business trust, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority. “Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” within the meaning of Section 3(5) of ERISA. “Platform” shall have the meaning assigned to such term in Section 6.1. “Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks. “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Lender” shall have the meaning assigned to such term in Section 6.1. “Register” shall have the meaning assigned to such term in Section 10.3(c). “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles) of any Materials of Environmental Concern. “Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto. “Removal Effective Date” shall have the meaning assigned to such term in Section 9.6(b).

23 “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation. “Required Lenders” means, at any time, Lenders holding in the aggregate more than 50% of (i) the unfunded Commitments and the outstanding Loans, LOC Obligations and Participation Interests or (ii) if the Commitments have been terminated, the outstanding Loans, LOC Obligations and Participation Interests. The unfunded Commitments of, and the outstanding Loans, LOC Obligations and Participation Interests held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. “Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject. “Resignation Effective Date” shall have the meaning assigned to such term in Section 9.6(a). “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Borrower, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.1, the secretary or any assistant secretary of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower. “Revaluation Date” means, subject to Section 1.5, with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) each date of issuance of such Letter of Credit, but only as to the stated amount of the Letter of Credit so issued on such date; (ii) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Closing Date, but only as to such Existing Letters of Credit; and (iii) such additional dates as the Administrative Agent shall determine . “Revolving Commitment” means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 3.4(c), as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement, (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a), (ii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.2(c) and (iii) to purchase Participation Interests in Swingline Loans in accordance with the provisions of Section 2.3(c). “Revolving Committed Amount” means ONE BILLION THREE HUNDRED MILLION DOLLARS ($1,300,000,000) as such amount may be reduced pursuant to Section 3.4(a) or increased pursuant to Section 3.4(c). “Revolving Loans” shall have the meaning assigned to such term in Section 2.1(a).

24 “Revolving Note” or “Revolving Notes” means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(g), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time. “Revolving Obligations” means, collectively, the Revolving Loans, the Swingline Loans and the LOC Obligations. “S&P” means Standard & Poor’s Rating Service, a division of S&P Global, Inc. and any successor thereto. “Sale and Leaseback Transaction” means any arrangement pursuant to which any Consolidated Party, directly or indirectly, becomes liable as a lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired (a) which such Consolidated Party has sold or transferred (or is to sell or transfer) to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease. “Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic or Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea and Syria). “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program. “Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions, anti-terrorism laws and anti-money laundering laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction in which (a) the Borrower or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Loans will be used, or (c) from which repayment of the Loans will be derived. “Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

25 “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Loan” means any Loan bearing interest at a rate based on Term SOFR as provided in Section 2.1(f), other than pursuant to clause (c) of the definition of “Base Rate”. “SOFR Market Index Rate” means a daily floating rate per annum equal to Term SOFR for a one- month tenor on each day during the relevant period; provided, however, that for purposes of determining Term SOFR, if as of 5:00 p.m. (Eastern time) on any day the Term SOFR Reference Rate for a one-month tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for a one-month tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a one-month tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such day. Notwithstanding anything to the contrary, if the SOFR Market Index Rate shall be less than zero, then such rate shall be deemed zero for purposes of this Credit Agreement. “Spot Rate” means, subject to Section 1.5, for a currency, the rate provided (either by publication or otherwise provided or made available to the Administrative Agent) by Thomson Reuters Corp. (or equivalent service chosen by the Administrative Agent in its reasonable discretion) as the spot rate for the purchase of such currency with another currency at a time selected by the Administrative Agent in accordance with the procedures generally used by the Administrative Agent for syndicated credit facilities in which it acts as administrative agent. “Standby Letter of Credit Fee” shall have the meaning assigned to such term in Section 3.5(b)(i). “Subsidiary” means, as to any Person at any time, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock. Notwithstanding the foregoing, (i) Tractor Supply GC Trust, a Maryland business trust, shall not constitute a Subsidiary of the Borrower for purposes of the Credit Documents so long as it engages in no material business other than the administration of the Borrower’s retail gift card program and (ii) any Captive Insurance Subsidiary shall not constitute a Subsidiary of the Borrower for purposes of the Credit Documents so long as it engages in no material business other than insuring the Borrower and its Subsidiaries. “Swingline Lender” means Wells Fargo, together with any successors or assigns. “Swingline Loan Request” means a request by the Borrower for a Swingline Loan in substantially the form of Exhibit 2.3(b). “Swingline Loans” means the loans made by the Swingline Lender pursuant to Section 2.3. “Swingline Note” means the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.3, as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

26 “Swingline Sublimit” means SEVENTY-FIVE MILLION DOLLARS ($75,000,000). The Swingline Sublimit is part of the Revolving Committed Amount. “Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease. “Taxes” shall have the meaning assigned to such term in Section 3.11. “Term SOFR” means, (a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and (b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Trade Letter of Credit Fee” shall have the meaning assigned to such term in Section 3.5(b)(ii).

27 “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “United States” means the United States of America. “United States Person” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any Person in the United States. “Unreimbursed Amount” shall have the meaning assigned to such term in Section 2.2(c)(i). “Unused Fee” shall have the meaning assigned to such term in Section 3.5(a). “Unused Fee Calculation Period” shall have the meaning assigned to such term in Section 3.5(a). “Unused Revolving Committed Amount” means, for any period, the amount by which (a) the then applicable Revolving Committed Amount exceeds (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Revolving Loans plus (ii) the outstanding aggregate principal amount of all LOC Obligations. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.1(d), 3.3(a), and 3.2, in each case, such day is also a Business Day. “Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency. “Wells Fargo” means Wells Fargo Bank, National Association, a national banking association. “Wholly Owned Subsidiary” of any Person means any Subsidiary 100% of whose Voting Stock or other equity interest is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or

28 change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 1.2 Computation of Time Periods. For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” 1.3 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 6.1 (or, prior to the delivery of the first financial statements pursuant to Section 6.1, consistent with the financial statements as at December 27, 2025). In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Credit Agreement, then the Borrower and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Credit Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Credit Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in GAAP required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission. 1.4 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any LOC Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. 1.5 Exchange Rates; Currency Equivalents. (a) The Administrative Agent shall determine the Dollar Equivalent amount of each Extension of Credit denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Consolidated Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the

29 applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent. (b) Wherever in this Credit Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent. (c) Notwithstanding the foregoing provisions of this Section 1.5 or any other provision of this Credit Agreement, each Letter of Credit Issuer may compute the Dollar Equivalent of the maximum amount of each applicable Letter of Credit issued by such Letter of Credit Issuer by reference to exchange rates determined using any reasonable method customarily employed by such Letter of Credit Issuer for such purpose. 1.6 Alternative Currencies. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit in a currency other than Dollars; provided that such requested currency is a lawful currency that is readily available and freely transferable and convertible into Dollars. In the case of any such request, such request shall be subject to the approval of the Administrative Agent and such Issuing Lender. 1.7 Change of Currency. (a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Credit Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency. (b) Each provision of this Credit Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify in a written notice to the Borrower to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro. (c) Each provision of this Credit Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify in a written notice to the Borrower to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency. 1.8 Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or

30 characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.7(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Credit Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. 1.9 Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time. 1.10 Pro Forma Adjustments for Acquisitions. In accordance with GAAP, for each period of measurement if during such period the Borrower or any Subsidiary made any acquisition, the consolidated results of operations or assets of the Borrower and its Subsidiaries shall include the results of operations of the Person or assets subject to such acquisition, on a pro forma basis as if such acquisition occurred on the first day of such period. ARTICLE II. CREDIT FACILITIES 2.1 Revolving Loans and Incremental Term Loans. (a) Revolving Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender’s Applicable Percentage of revolving credit loans requested by the Borrower in Dollars (“Revolving Loans”) from time to time from the Closing Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein; provided, however, that (i) with regard to the Lenders collectively, the amount of the Revolving Obligations outstanding shall not exceed the Revolving Committed Amount and (ii) with regard to each Lender individually, such Lender’s Applicable Percentage of the sum of the Revolving Loans plus LOC Obligations outstanding plus Swingline Loans outstanding shall not exceed such Lender’s Revolving Commitment. Revolving Loans may consist of Base Rate Loans or SOFR Loans, or a combination thereof, as the Borrower may request. Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

31 (b) [Reserved]. (c) Incremental Term Loans. Subject to Section 3.4(c), on the effective date of the applicable Incremental Term Loan Agreement, each Lender party thereto severally agrees to make its portion of a term loan (each, an “Incremental Term Loan”) in a single advance to the Borrower in Dollars in the amount of its Incremental Term Loan Commitment as set forth in such Incremental Term Loan Agreement. Amounts repaid on the Incremental Term Loans may not be reborrowed. The Incremental Term Loans may consist of Base Rate Loans or SOFR Loans, or a combination thereof, as the Borrower may request. (d) Borrowings. (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing and/or an Incremental Term Loan borrowing by written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent not later than (i) 12:00 noon (Charlotte, North Carolina time) on the Business Day of the requested borrowing in the case of Base Rate Loans and (ii) 12:00 p.m. (Eastern time) on the second Business Day prior to the date of the requested borrowing in the case of SOFR Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a borrowing of Revolving Loans and/or Incremental Term Loans is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, SOFR Loans or a combination thereof, and if SOFR Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a SOFR Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Administrative Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(d)(i), the contents thereof and each such Lender’s share of any borrowing to be made pursuant thereto. (ii) Minimum Amounts. Each Base Rate Loan that is a Revolving Loan shall be in a minimum aggregate principal amount of $100,000 and integral multiples of $1,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less), and each SOFR Loan that is a Revolving Loan shall be in a minimum aggregate principal amount of $2,500,000 and integral multiples of $50,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less). Each Base Rate Loan that is an Incremental Term Loan shall be in a minimum aggregate principal amount of $1,000,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Incremental Term Loan Commitment, if less), and each SOFR Loan that is an Incremental Term Loan shall be in a minimum aggregate principal amount of $2,500,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Incremental Term Loan Commitment, if less). (iii) Advances. Each Lender will make its Applicable Percentage of each Revolving Loan borrowing or Incremental Term Loan borrowing available to the Administrative Agent for the account of the Borrower as specified in Section 3.15, or in such other manner as the Administrative Agent may specify in writing, by 2:00 p.m. (Eastern time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. The Borrower hereby irrevocably authorizes

32 the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent Notice of Account Designation substantially in the form Notice of Account Designation attached as Exhibit 2.1(d)(iii) (a “Notice of Account Designation”) delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 3.15 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Loan requested pursuant to this Section to the extent that any Lender has not made available to the Administrative Agent its Applicable Percentage of such Loan. (e) Repayment. (i) Subject to the terms of Section 3.19, the principal amount of all Revolving Loans shall be due and payable in full on the applicable Maturity Date, unless accelerated sooner pursuant to Section 8.2. (ii) [Reserved]. (iii) Incremental Term Loans. The Borrower shall repay the outstanding principal amount of the Incremental Term Loans in the installments on the dates and in the amounts set forth in the applicable Incremental Term Loan Agreement (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 3.3), unless accelerated sooner pursuant to Section 8.2. (f) Interest. Subject to the provisions of Section 3.1, (i) Base Rate Loans. During such periods as Revolving Loans and/or Incremental Term Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Rate. (ii) SOFR Loans. During such periods as Revolving Loans and/or Incremental Term Loans shall be comprised in whole or in part of SOFR Loans, such SOFR Loans shall bear interest at a per annum rate equal to Term SOFR plus the Applicable Rate. (iii) Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Credit Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR. Interest on Revolving Loans and Incremental Term Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein). (g) Notes. (i) If requested by a Lender, the Revolving Loans made by such Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original

33 principal amount equal to such Lender’s Revolving Commitment and in substantially the form of Exhibit 2.1(g)(i). (ii) [Reserved]. (iii) If requested by a Lender, the Incremental Term Loan made by such Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender’s Incremental Term Loan Commitment and in substantially the form of Exhibit 2.1(g)(iii). (h) Interest Periods. No more than twelve SOFR Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, SOFR Loans with different Interest Periods shall be considered as separate SOFR Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new SOFR Loan with a single Interest Period). 2.2 Letter of Credit Subfacility. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.2, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Borrower or any Subsidiary, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, (2) to honor drawings under the Letters of Credit and (3) with respect to Acceptance Credits, to create Bankers’ Acceptances in accordance with the terms thereof and hereof; and (B) the Lenders with Revolving Commitments severally agree to participate in Letters of Credit and Bankers’ Acceptances issued for the account of the Borrower and any Subsidiary and any drawings thereunder; provided that no Issuing Lender shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the sum of the Revolving Loans outstanding plus LOC Obligations outstanding plus Swingline Loans outstanding would exceed the Revolving Committed Amount, (y) with regard to any Lender individually, such Lender’s Applicable Percentage of the sum of the Revolving Loans outstanding plus LOC Obligations outstanding plus Swingline Loans outstanding would exceed such Lender’s Revolving Commitment or (z) the amount of LOC Obligations outstanding would exceed the LOC Sublimit; provided, further, that all Acceptance Credits issued and Bankers’ Acceptances created shall be denominated in Dollars. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit and Bankers’ Acceptances shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit or Bankers’ Acceptances, as applicable, to replace Letters of Credit or Bankers’ Acceptances that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof. (ii) No Issuing Lender shall issue any Letter of Credit or Bankers’ Acceptance, as applicable, if:

34 (A) subject to Section 2.2(b)(iii), the expiry date of such requested Letter of Credit would occur more than eighteen months after the date of issuance, unless the Required Lenders have approved such expiry date; or (B) the maturity date of any Bankers’ Acceptance issued under any such requested Acceptance Credit would occur more than 180 days from the date of creation of such Bankers’ Acceptance and in any event not later than 60 days before the Letter of Credit Expiration Date, unless the Required Lenders have approved such expiry date; (C) the expiry date of such requested Letter of Credit or the maturity date of any Bankers’ Acceptance issued under such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date; or (D) as to Acceptance Credits, the Bankers’ Acceptance created or to be created thereunder shall not be an eligible bankers’ acceptance under Section 13 of the Federal Reserve Act (12 U.S.C. § 372). (iii) No Issuing Lender shall be under any obligation to issue any Letter of Credit, or Bankers’ Acceptance, as applicable, if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any related Bankers’ Acceptance, or any law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit or related bankers’ acceptances generally or such Letter of Credit or any related Bankers’ Acceptance in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit or related Bankers’ Acceptance any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Lender in good faith deems material to it; (B) the issuance of such Letter of Credit or Bankers’ Acceptance would violate one or more generally applicable policies of such Issuing Lender; (C) such Letter of Credit or Bankers’ Acceptance contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or (D) any Lender is at that time a Defaulting Lender, unless (i) such Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to such Issuing Lender (in its sole discretion) with such Lender, or (ii) the Borrower has delivered Cash Collateral or entered into another arrangement with such Issuing Lender that is reasonably satisfactory to such Issuing Lender (in its sole discretion), to eliminate such Issuing Lender’s actual or potential (with respect to such requested Letter of Credit or Bankers’ Acceptance) Fronting Exposure (after giving effect to Section 3.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit or Bankers’ Acceptance then proposed to be issued or that Letter of Credit or

35 Bankers’ Acceptance and all other LOC Obligations as to which such Issuing Lender has actual Fronting Exposure, as it may elect in its sole discretion. (iv) No Issuing Lender shall amend any Letter of Credit if such Issuing Lender would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof. (v) No Issuing Lender shall be under any obligation to amend any Letter of Credit if (A) such Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. (vi) Each Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit and Bankers’ Acceptances issued by it and the documents associated therewith, and each Issuing Lender shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such Issuing Lender in connection with Letters of Credit and Bankers’ Acceptances issued by it or proposed to be issued by it and LOC Documents pertaining to such Letters of Credit and Bankers’ Acceptances as fully as if the term “Administrative Agent” as used in Article IX included such Issuing Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to such Issuing Lender. (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable Issuing Lender (whether paper or electronic) (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower or approved electronically by a user designated by a Responsible Officer. Such Letter of Credit Application must be received by such Issuing Lender and the Administrative Agent not later than 11:00 a.m. (Eastern time) at least two Business Days (or such later date and time as the Administrative Agent and such Issuing Lender may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application (whether paper or electronic) shall specify in form and detail satisfactory to such Issuing Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing or presentation thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing or presentation thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such Issuing Lender may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such Issuing Lender (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such Issuing Lender may require. Additionally, the Borrower shall furnish to such Issuing Lender and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any LOC Documents, as such Issuing Lender or the Administrative Agent may reasonably require.

36 (ii) Promptly after receipt of any Letter of Credit Application, the applicable Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such Issuing Lender will provide the Administrative Agent with a copy thereof. Unless such Issuing Lender has received written notice from any Lender, the Administrative Agent or the Borrower at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not be satisfied, then, subject to the terms and conditions hereof, such Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Borrower or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Lender’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuing Lender a Participation Interest in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage time the amount of such Letter of Credit. Immediately upon the creation of each Bankers’ Acceptance, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuing Lender a Participation Interest in such Bankers’ Acceptance in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Bankers’ Acceptance. (iii) If the Borrower so requests in any applicable Letter of Credit Application, the applicable Issuing Lender may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such Issuing Lender, the Borrower shall not be required to make a specific request to such Issuing Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such Issuing Lender shall not permit any such extension if (A) such Issuing Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.2(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.2 is not then satisfied, and in each case directing such Issuing Lender not to permit such extension. (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. (c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing or, with respect to any Acceptance Credit, presentation of documents, under such Letter

37 of Credit, or any presentation for payment of a Bankers’ Acceptance the applicable Issuing Lender shall notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the applicable Issuing Lender in such Alternative Currency, unless (A) such Issuing Lender (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified such Issuing Lender promptly following receipt of the notice of such drawing for payment that the Borrower will reimburse such Issuing Lender in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable Issuing Lender shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. (Eastern time) on the date of any payment by any Issuing Lender under a Letter of Credit or Bankers’ Acceptance, as applicable (each such date, an “Honor Date”), the Borrower shall reimburse the applicable Issuing Lender through the Administrative Agent in an amount equal to the amount of such drawing or Bankers’ Acceptance, as applicable and in the applicable currency; provided, that the Borrower has received notice of such payment by 10:00 a.m. (Eastern time) on such Honor Date, otherwise the Borrower shall make such payment not later than 11:00 a.m. (Eastern time) on the following Business Day (together with interest thereon). If the Borrower fails to so reimburse the applicable Issuing Lender by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing under such Letter of Credit or payment under such Bankers’ Acceptance (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage. In such event, the Borrower shall be deemed to have requested a Revolving Loan advance comprised of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.1 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Committed Amount and the conditions set forth in Section 4.2 (other than the delivery of a Notice of Borrowing). Any notice given by any Issuing Lender or the Administrative Agent pursuant to this Section 2.2(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. (ii) Each Lender (including the Lenders acting as Issuing Lenders) with a Revolving Commitment shall upon any notice pursuant to Section 2.2(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable Issuing Lender at the Administrative Agent’s office in an amount equal to its Applicable Percentage of the Dollar Equivalent of the Unreimbursed Amount not later than 1:00 p.m. (Eastern time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.2(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable Issuing Lender. (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Loan advance because the conditions set forth in Section 4.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable Issuing Lender an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate specified in Section 3.1. In such event, each Lender’s payment to the Administrative Agent for the account of the applicable Issuing Lender pursuant to Section 2.2(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing

38 and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.2. (iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.2(c) to reimburse the applicable Issuing Lender for any amount drawn under any Letter of Credit or payments made on any Bankers’ Acceptance, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such Issuing Lender. (v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the Issuing Lenders for amounts drawn under Letters of Credit and payments made on Bankers’ Acceptances, as contemplated by this Section 2.2(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Issuing Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.2(c) is subject to the conditions set forth in Section 4.2 (other than delivery by the Borrower of a Notice of Borrowing). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable Issuing Lender for the amount of any payment made by such Issuing Lender under any Letter of Credit or Bankers’ Acceptance, together with interest as provided herein. (vi) If any Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.2(c) by the time specified in Section 2.2(c)(ii), then, without limiting the other provisions of this Credit Agreement, such Issuing Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such Issuing Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Issuing Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of an Issuing Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be presumed correct absent manifest error. (d) Repayment of Participations. (i) At any time after any Issuing Lender has made a payment under any Letter of Credit or Bankers’ Acceptance and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.2(c), if the Administrative Agent receives for the account of the applicable Issuing Lender any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

39 (ii) If any payment received by the Administrative Agent for the account of any Issuing Lender pursuant to Section 2.2(c)(i) is required to be returned under any of the circumstances described in Section 3.14 (including pursuant to any settlement entered into by the applicable Issuing Lender in its discretion), each Lender shall pay to the Administrative Agent for the account of the applicable Issuing Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Credit Agreement. (e) Obligations Absolute. The obligation of the Borrower to reimburse the applicable Issuing Lender for each drawing under each Letter of Credit and each payment under any Bankers’ Acceptance and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following: (i) any lack of validity or enforceability of such Letter of Credit or Bankers’ Acceptance, this Credit Agreement, or any other agreement or instrument relating thereto; (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit or Bankers’ Acceptance (or any Person for whom any such beneficiary or any such transferee may be acting), such Issuing Lender or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or Bankers’ Acceptance or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document or endorsement presented under or in connection with such Letter of Credit or Bankers’ Acceptance proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit or obtain payment under such Bankers’ Acceptance; (iv) any payment made by such Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code or any other Debtor Relief Laws; (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relative currency markets generally; or (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary. provided, that nothing in this Section 2.3(e) shall be deemed a waiver of the third and fourth sentences in Section 2.3(f).

40 The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable Issuing Lender. The Borrower shall be conclusively deemed to have waived any such claim against such Issuing Lender and its correspondents unless such notice is given as aforesaid. (f) Role of Issuing Lenders. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit or making any payment under a Bankers’ Acceptance, no Issuing Lender shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit and the original Bankers’ Acceptance) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lenders, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Lender shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit, or Bankers’ Acceptance or LOC Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit or Bankers’ Acceptance; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lenders, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Lender, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.2(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an Issuing Lender, and an Issuing Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Lender’s willful misconduct or gross negligence or such Issuing Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit or to honor any Bankers’ Acceptance presented for payment in strict compliance with its terms and conditions unless such Issuing Lender is prevented or prohibited from so paying as a result of any order or directive from any court or other Governmental Authority. In furtherance and not in limitation of the foregoing, each Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Issuing Lender shall be responsible for the validity or sufficiency of any instrument endorsing, transferring or assigning or purporting to endorse or transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. (g) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Lender and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit. (h) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

41 (i) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit or Bankers’ Acceptance issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit or Bankers’ Acceptance, as applicable. The Borrower hereby acknowledges that the issuance of Letters of Credit or Bankers’ Acceptances for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. To the extent that any Letter of Credit or Bankers’ Acceptance is issued for the account of any Subsidiary of the Borrower, the Borrower agrees that (i) such Subsidiary shall have no rights against any Issuing Lender, the Administrative Agent, any Lender or any of their respective Related Parties, (ii) the Borrower shall be responsible for the obligations in respect of such Letter of Credit or such Bankers’ Acceptance under this Credit Agreement, any LOC Documents and any application or reimbursement agreement with respect to such Letter of Credit or such Bankers’ Acceptance, (iii) the Borrower shall have the sole right to give instructions and make agreements with respect to this Credit Agreement, such Letter of Credit, such Bankers’ Acceptance and any LOC Documents pertaining thereto and the disposition of any documents related thereto and (iv) the Borrower shall have all powers and rights in respect of any security arising in connection with such Letter of Credit such Bankers’ Acceptance and the transactions related thereto. The Borrower shall, at the request of the applicable Issuing Lender, cause such Subsidiary to execute and deliver an agreement confirming the terms specified in the immediately preceding sentence and acknowledging that it is bound thereby. (j) Monthly Reports. Each Issuing Lender shall provide to the Administrative Agent a list of outstanding Letters of Credit issued by it (together with type and amounts) on a monthly basis. 2.3 Swingline Loans Subfacility. (a) Swingline Loans. Subject to the terms and conditions set forth herein and in the other Credit Documents and in reliance upon the agreements of the other Lenders set forth herein, the Swingline Lender shall make loans, unless (x) any Lender at such time is a Defaulting Lender hereunder and (y) the Swingline Lender has not entered into arrangements satisfactory to it with the Borrower or such Defaulting Lender to eliminate the Fronting Exposure with respect to such Defaulting Lender in which case the Swingline Lender may in its sole discretion make loans, to the Borrower in Dollars at any time and from time to time from the Closing Date to but not including the Maturity Date for the Revolving Commitments, or such earlier date as the Revolving Commitments shall have been terminated as provided herein (each such loan, a “Swingline Loan” and collectively, the “Swingline Loans”); provided that (i) the aggregate principal amount of the Swingline Loans outstanding at any one time shall not exceed the Swingline Sublimit and (ii) with regard to the Lenders collectively, the amount of Revolving Obligations outstanding shall not exceed the Revolving Committed Amount. Prior to the Maturity Date, Swingline Loans may be repaid and reborrowed by the Borrower in accordance with the provisions hereof. (b) Method of Borrowing and Funding Swingline Loans. By no later than 2:30 p.m. (Eastern time), on the date of the requested borrowing of Swingline Loans, the Borrower shall telephone the Swingline Lender as well as submit a Swingline Loan Request to the Swingline Lender in the form of Exhibit 2.3(b) setting forth (i) the amount of the requested Swingline Loan, (ii) the date of the requested Swingline Loan and (iii) whether the borrowing shall be comprised of Loans bearing interest at the Base Rate or the SOFR Market Index Rate plus the Applicable Rate and complying in all respects with Section 4.2. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 4:00 p.m. (Eastern time on the Business Day of the requested borrowing. Each Swingline Loan shall be in a minimum amount of $100,000 and in integral multiples of $1,000 in excess thereof. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds

42 of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent Notice of Account Designation substantially in the form Notice of Account Designation delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. (c) Repayment and Participations of Swingline Loans. The Borrower agrees to repay all Swingline Loans within five Business Days of demand therefor by the Swingline Lender. Each repayment of a Swingline Loan may be accomplished by requesting Revolving Loans which request is not subject to the conditions set forth in Section 4.2. In the event that the Borrower shall fail to timely repay any Swingline Loan, and in any event upon (i) a request by the Swingline Lender, (ii) the occurrence of an Event of Default described in Section 8.1(e) or (iii) the acceleration of any Loan or termination of any Commitment pursuant to Section 8.2, each other Lender with a Revolving Commitment shall irrevocably and unconditionally purchase (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) from the Swingline Lender, without recourse or warranty, an undivided interest and participation in such Swingline Loan in an amount equal to such other Lender’s Applicable Percentage thereof, by directly purchasing a participation in such Swingline Loan in such amount (regardless of whether the conditions precedent thereto set forth in Section 4.2 are then satisfied, whether or not the Borrower has submitted a Notice of Borrowing and whether or not the Commitments are then in effect, any Event of Default exists or all the Loans have been accelerated) and paying the proceeds thereof to the Swingline Lender at the address provided in Section 10.1, or at such other address as the Swingline Lender may designate, in Dollars and in immediately available funds. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon the Swingline Lender’s demand therefor, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Credit Documents other than those provisions requiring the other Lenders to purchase a participation therein. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section 2.3(c) until such amount has been purchased (as a result of such assignment or otherwise). The principal amount of all Swingline Loans shall be due and payable in full on the Maturity Date, unless accelerated sooner pursuant to Section 8.2 or required to be repaid by the Swingline Lender pursuant to the foregoing terms of this Section 2.3(c). (d) Interest. Subject to the provisions of Section 3.1, each Swingline Loan shall bear interest, at the option of the Borrower, at a per annum rate equal to (i) the Base Rate or (ii) the SOFR Market Index Rate plus the Applicable Rate. Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein). (e) Swingline Note. If requested by the Swingline Lender, the Swingline Loans made by the Swingline Lender shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in the face amount of the Swingline Sublimit and in substantially the form of Exhibit 2.3(e). (f) Repayment. All Swingline Loans outstanding on the Maturity Date for the Revolving Commitments shall be due and payable in full on such date unless accelerated sooner pursuant to Section 8.2.

43 ARTICLE III. OTHER PROVISIONS RELATING TO CREDIT FACILITIES 3.1 Default Rate. (i) Immediately upon the occurrence, and during the continuance, of an Event of Default under Section 8.1(a) or 8.1(e) or (ii) at the election of the Required Lenders, upon the occurrence, and during the continuance, of any other Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Base Rate plus 2%). 3.2 Extension and Conversion. The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, SOFR Loans may be converted into Base Rate Loans or extended as SOFR Loans for new Interest Periods only on the last day of the Interest Period applicable thereto, (ii) without the consent of the Required Lenders, SOFR Loans may be extended, and Base Rate Loans may be converted into SOFR Loans, only if the conditions precedent set forth in Section 4.2 are satisfied on the date of extension or conversion, (iii) Loans extended as, or converted into, SOFR Loans shall be subject to the terms of the definition of “Interest Period” set forth in Section 1.1 and shall be in such minimum amounts as provided in Section 2.1(d)(ii), (iv) no more than ten SOFR Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, SOFR Loans with different Interest Periods shall be considered as separate SOFR Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new SOFR Loan with a single Interest Period) and (v) any request for extension or conversion of a SOFR Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Administrative Agent specified in specified in Schedule 10.1, or at such other office as the Administrative Agent may designate in writing, prior to (i) 12:00 noon (Eastern time) on the Business Day of, in the case of the conversion of a SOFR Loan into a Base Rate Loan, and (ii) 10:30 a.m. (Eastern time) on the second Business Day prior to, in the case of the extension of a SOFR Loan as, or conversion of a Base Rate Loan into, a SOFR Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (b), (c), (d) and (e) of Section 4.2. In the event the Borrower fails to request extension or conversion of any SOFR Loan in accordance with this Section, then the Borrower shall be deemed to have requested an extension or conversion thereof to a SOFR Loan with an Interest Period of one month at the end of the Interest Period applicable thereto. In the event any such conversion or extension is not permitted or required by this Section, then such SOFR Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan. This Section shall not apply to Swingline Loans. 3.3 Prepayments.

44 (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time, with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit 3.3 (a “Notice of Prepayment”) given prior to but not later than (i) 2:30 p.m. (Eastern time) on the same Business Day as each prepayment of a Base Rate Loan or a Swingline Loan and (ii) 12:00 p.m. (Eastern time) on the same Business Day as each prepayment of a SOFR Loan, specifying the date and amount of prepayment, whether the prepayment is of Revolving Loans, Swingline Loans, or Incremental Term Loans, or a combination thereof and, if a combination thereof, the amount allocable to each and whether the prepayment is of SOFR Loans, Base Rate Loans, Loans bearing interest at the SOFR Market Index Rate plus the Applicable Rate or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice; provided, however, that each partial prepayment of Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $100,000. Subject to the foregoing terms and Section 3.18, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; provided that if the Borrower fails to specify a voluntary prepayment then such prepayment shall be applied to the applicable Loans, in each case first to Base Rate Loans and then to SOFR Loans, in direct order of Interest Period maturities and, in the case of a prepayment of an Incremental Term Loan, such prepayment shall be applied ratably to the remaining principal amortization payments. A Notice of Prepayment received after the time periods required above shall be deemed received on the next Business Day. All prepayments under this Section 3.3(a) shall be subject to Section 3.12, but otherwise without premium or penalty. (b) Mandatory Prepayments. (i) If at any time the sum of the aggregate amount of the outstanding Revolving Loans plus LOC Obligations outstanding plus Swingline Loans outstanding shall exceed the Revolving Committed Amount, the Borrower shall immediately make payment on the Loans and/or Cash Collateralize the LOC Obligations in an amount sufficient to eliminate such excess. All amounts required to be paid pursuant to Section 3.3(b) shall be applied as follows: to the Swingline Loans and to the Revolving Loans and (after all Revolving Loans and Swingline Loans have been repaid) to a cash collateral account in respect of LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to SOFR Loans in direct order of Interest Period maturities. (ii) Upon the occurrence of a Change of Control, unless the Required Lenders shall elect otherwise, (A) the Commitments shall automatically terminate and (B) the Borrower shall promptly, and in any event, within three Business Days, prepay all accrued fees and all unpaid principal of and any accrued interest in respect of all Loans and Cash Collateralize all LOC Obligations. (iii) All prepayments under this Section 3.3(b) shall be subject to Section 3.12. 3.4 Termination of Revolving Commitments, Reduction of Revolving Committed Amount or Increase in Commitments. (a) Voluntary Reductions of Revolving Committed Amount. The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in

45 minimum aggregate amounts of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five Business Days’ prior written notice to the Administrative Agent; provided, that, no such termination or reduction shall be made which would cause the sum of the aggregate principal amount of the outstanding Revolving Loans plus LOC Obligations plus Swingline Loans to exceed the Revolving Committed Amount or unless, concurrently with such termination or reduction, the Revolving Loans and Swingline Loans are repaid to the extent necessary to eliminate such excess. The Administrative Agent shall promptly notify each affected Lender of receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 3.4(a). (b) Mandatory Termination of Revolving Commitments. The Revolving Commitments shall automatically terminate on the Maturity Date therefor. (c) Increase in Commitments. The Borrower shall have the right, upon at least fifteen (15) Business Days’ prior written notice to the Administrative Agent, to increase (in one or more increases) the Revolving Committed Amount or institute one or more Incremental Term Loans at any time prior to the date that is three (3) months prior to the Maturity Date, subject, however, in any such case, to satisfaction of the following conditions precedent: (i) the sum of (A) the aggregate amount of all increases in the Revolving Committed Amount pursuant to this Section 3.4(c) plus (B) the aggregate original principal amount of all Incremental Term Loans made pursuant to Section 2.1(c) shall not exceed $500,000,000; (ii) no Default or Event of Default shall exist prior to or after giving effect to such increase or institution on the date on which such increase or institution is to become effective; (iii) the representations and warranties set forth in Article V shall be true and correct in all material respects on and as of the date on which such increase or institution is to become effective (except for those which expressly relate to an earlier date); (iv) such increase or institution shall be in a minimum amount of $10,000,000 and in integral multiples of $5,000,000 in excess thereof (or such lesser amounts as the Administrative Agent may agree); (v) such requested increase or institution shall only be effective upon receipt by the Administrative Agent of (A) additional commitments in a corresponding amount of such requested increase or institution from either existing Lenders and/or one or more other institutions that qualify as an Eligible Assignee (it being understood and agreed that no existing Lender shall be required to provide an additional commitment) and (B) documentation from each institution providing an additional commitment evidencing their commitment and their obligations under this Credit Agreement in form and substance acceptable to the Administrative Agent (which documentation shall take the form of Incremental Term Loan Agreements, in the case of an institution of an Incremental Term Loan); (vi) the Administrative Agent shall have received all documents (including resolutions of the board of directors of the Borrower) it may reasonably request relating to the corporate or other necessary authority for and the validity of such increase or institution, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent;

46 (vii) if any Revolving Loans are outstanding at the time of the increase in the Revolving Committed Amount, the Borrower shall, if applicable, prepay one or more existing Revolving Loans (such prepayment to be subject to Section 3.12) in an amount necessary such that after giving effect to the increase in the Revolving Committed Amount, each Lender will hold its pro rata share (based on its Applicable Percentage of the increased Revolving Committed Amount) of outstanding Revolving Loans; (viii) if the reallocation, if any, of outstanding Loans among the Lenders in connection with such increase results in the prepayment of SOFR Loans on a day which is not the last day of an Interest Period with respect thereto, the Borrower shall have paid to each affected Lender such amounts, if any, as may be required pursuant to Section 3.12; and (ix) in the case of the institution of an Incremental Term Loan: (A) the final maturity date for such Incremental Term Loan shall be as set forth in the applicable Incremental Term Loan Agreement; provided that such date shall not be earlier than the Maturity Date; (B) the scheduled principal amortization payments under such Incremental Term Loan shall be as set forth in the applicable Incremental Term Loan Agreement; and (C) the Applicable Rate for such Incremental Term Loan shall be the percentage(s) per annum set forth in the applicable Incremental Term Loan Agreement; 3.5 Fees. (a) Unused Fee. In consideration of the Revolving Commitments of the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent for the account of each Lender with a Revolving Commitment a fee (the “Unused Fee”) equal to the Applicable Rate per annum for Unused Fees then in effect on the Unused Revolving Committed Amount for each day during the applicable Unused Fee Calculation Period (hereinafter defined), subject to adjustment as provided in Section 3.18. The Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the first business day of each April, July, October and January (and any date that the Revolving Committed Amount is reduced as provided in Section 3.4 and the Maturity Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an “Unused Fee Calculation Period”), beginning with the first of such dates to occur after the Closing Date. For purposes of computation of the Unused Fees, the Swingline Loans shall not be counted toward or considered usage of the Revolving Committed Amount. (b) Letter of Credit Fees. (i) Standby Letter of Credit Issuance Fee. In consideration of the issuance of standby Letters of Credit hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Lender with a Revolving Commitment a fee in Dollars (the “Standby Letter of Credit Fee”) on such Lender’s Applicable Percentage of the Dollar Equivalent of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Rate; provided, however, any Standby Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable Issuing Lender pursuant to Section 2.2 shall be payable, to the maximum extent permitted by applicable

47 law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 3.18(a)(iv), with the balance of such fee, if any, payable to the applicable Issuing Lender for its own account (or in the event the Borrower has provided such Cash Collateral, such balance shall be deemed waived and shall not be payable by the Borrower). The Standby Letter of Credit Fee will be payable quarterly in arrears on the first Business Day of each April, July, October and January for the immediately preceding quarter (or a portion thereof). (ii) Trade Letter of Credit Drawing Fee. In consideration of the issuance of trade Letters of Credit and Bankers’ Acceptances hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Lender with a Revolving Commitment a fee in Dollars (the “Trade Letter of Credit Fee”) on such Lender’s Applicable Percentage of the Dollar Equivalent of the average daily maximum amount available to be drawn under each such trade Letter of Credit and each Bankers’ Acceptance computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Rate; provided, however, any Trade Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any trade Letter of Credit or Bankers’ Acceptance as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable Issuing Lender pursuant to Section 2.2 shall be payable, to the maximum extent permitted by applicable law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such trade Letter of Credit or Bankers’ Acceptance pursuant to Section 3.18(a)(iv), with the balance of such fee, if any, payable to the applicable Issuing Lender for its own account (or in the event the Borrower has provided such Cash Collateral, such balance shall be deemed waived and shall not be payable by the Borrower). The Trade Letter of Credit Fee will be payable quarterly in arrears on the first Business Day of each April, July, October and January for the immediately preceding quarter (or a portion thereof). (iii) Issuing Lender Fees. In addition to the Standby Letter of Credit Fee payable pursuant to clause (i) above and the Trade Letter of Credit Fee payable pursuant to clause (ii) above, the Borrower promises to pay to each Issuing Lender for its own account without sharing by the other Lenders customary charges from time to time of such Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit and Bankers’ Acceptances (collectively, the “Issuing Lender Fees”). 3.6 Capital Adequacy and Liquidity. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any Applicable Lending Office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital and/or liquidity or on the capital and/or liquidity of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Credit Agreement, the Revolving Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or such Issuing Lender the Borrower shall promptly pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered. Each determination by any such Lender of

48 amounts owing under this Section shall, absent manifest error, be presumed correct and binding on the parties hereto. 3.7 Changed Circumstances. (a) Circumstances Affecting Benchmark Availability. Subject to clause (c) below, in connection with any request for a SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Term SOFR for the applicable Interest Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period or (ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period and, in the case of clause (ii), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.12. (b) Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Applicable Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Applicable Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to a SOFR Loan or continue any Loan as a SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such

49 prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.12. (c) Benchmark Replacement Setting. (i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Credit Agreement to replace the then- current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (Eastern time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.7(c)(i) will occur prior to the applicable Benchmark Transition Start Date. (ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document (excluding, for the avoidance of doubt, any Hedging Agreements), any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Credit Document. (iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.7(c)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.7(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Credit Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 3.7(c). (iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark

50 (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. 3.8 Illegality. If, in any applicable jurisdiction, the Administrative Agent, any Issuing Lender or any Lender determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, any Issuing Lender or any Lender to (i) perform any of its obligations hereunder or under any other Credit Document, (ii) to fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest or fees with respect to any extension of credit, such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Borrower, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such extension of credit shall be suspended, and to the extent required by applicable law, cancelled. Upon receipt of such notice, the Borrower shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan, or on another applicable date with respect to another Obligation, occurring after the Administrative Agent has notified the Borrower or, in each case, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality. 3.9 Increased Costs. If any Change in Law shall: (i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB, as amended and in effect from time to time)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender or any Issuing Lender; (ii) subject any Lender to any tax of any kind whatsoever (excluding federal taxation of the overall net income of any Lender and withholding Taxes imposed under FATCA) with

51 respect to this Credit Agreement, any Letter of Credit, any Bankers’ Acceptance, any Participation Interest in a Letter of Credit or Bankers’ Acceptance or any SOFR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes or Other Taxes covered by Section 3.11); or (iii) impose on any Lender or any Issuing Lender any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender or any Issuing Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or such Issuing Lender, the Borrower shall promptly pay to any such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered. 3.10 Mitigation Obligations, Etc. (a) Certificates for Reimbursement. A certificate of a Lender or an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender or any of their respective holding companies, as the case may be, as specified in Section 3.6 or 3.9 and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof. (b) Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or any Issuing Lender pursuant to Section 3.6 or 3.9 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). (c) Designation of a Different Applicable Lending Office. If any Lender requests compensation under Section 3.6 or 3.9, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11, or if any Lender gives a notice pursuant to Section 3.8, then such Lender shall, as applicable, use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.6, 3.9 or 3.11, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.8, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

52 (d) Replacement of Lenders. If any Lender requests compensation under Section 3.6 or 3.9, if any Lender gives a notice pursuant to Section 3.8, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11, the Borrower may replace such Lender in accordance with Section 10.18. 3.11 Taxes. (a) Any and all payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, (A) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and (B) any withholding taxes imposed under FATCA (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 10.1, the original or a certified copy of a receipt evidencing payment thereof. (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as “Other Taxes”). (c) The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto. (d) Each Lender that is a United States Person under section 7701(a)(30), on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent, shall provide the Borrower and the Administrative Agent with Internal Revenue Service Form W- 9 certifying that such Lender is exempt from U.S. federal backup withholding tax. Each Lender that is not a United States Person under Section 7701(a)(30) of the Code (a “Foreign Lender”), on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to

53 benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States, or (ii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Credit Agreement or any of the other Credit Documents. In addition, if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement. (e) For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to Section 3.11(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.11(a) or 3.11(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes. (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.11, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the reasonable judgment of such Lender, is not otherwise disadvantageous to such Lender. (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment. (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder. 3.12 Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss, cost or expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable) which may arise, be attributable to or result due to or as a consequence of (a) any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a SOFR Loan, (b) any failure of the Borrower to borrow or continue a SOFR Loan or convert to a SOFR Loan on

54 a date specified therefor in a Notice of Borrowing or Notice of Extension/Continuation, (c) any failure of the Borrower to prepay any SOFR Loan on a date specified therefor in any Notice of Prepayment, (d) any payment, prepayment or conversion of any SOFR Loan on a date other than the last day of the Interest Period therefor (including as a result of an Event of Default) or (e) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 10.18. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. All of the obligations of the Borrower under this Section 3.12 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document. 3.13 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) Loans. Each Loan, each payment or (subject to the terms of Section 3.3) prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Standby Letter of Credit Fee, each payment of the Trade Letter of Credit Fee, each reduction in Commitments and each conversion or extension of any Loan, shall be allocated pro rata among the applicable Lenders in accordance with the respective Applicable Percentages. (b) Advances. The obligations of the Lenders hereunder to make Loans and to fund Participation Interests in Letters of Credit and Swingline Loans or to make any payment under Section 10.5(c) are several and not joint. The failure of any Lender to make any Loan or to fund any such Participation Interests or to make any payment under Section 10.5(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, purchase its Participation Interests or to make any payment under Section 10.5(c). (c) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing of SOFR Loans (or, in the case of any borrowing of Base Rate Loans, prior to 1:00 p.m. (Eastern time) on the date of such borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.1 (or, in the case of a borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.1) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans; the Administrative Agent shall not request that the Borrower make such

55 payment unless such Lender has not made such payment to the Administrative Agent within two Business Days following demand. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. (d) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or each of the Issuing Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be presumed correct, absent manifest error. 3.14 Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker’s lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker’s lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made

56 together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.14 to share in the benefits of any recovery on such secured claim. 3.15 Payments, Computations; Retroactive Adjustments of Applicable Rate. All payments hereunder shall be made to the Administrative Agent in Dollars in immediately available funds, without recoupment, setoff, deduction, counterclaim or withholding of any kind, and, except as otherwise specifically provided herein, at the Administrative Agent’s office specified in Schedule 10.1 not later than 2:00 p.m. (Eastern time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Administrative Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.13(a)). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 2:00 p.m. (Eastern time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of SOFR Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to this Section 3.15, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be presumed correct, absent manifest error. 3.16 Evidence of Debt. (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary. (b) The Administrative Agent shall maintain the Register pursuant to Section 10.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest

57 due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender’s share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary. (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.16 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be presumed correct, absent manifest error and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Obligations owing to such Lender. 3.17 Cash Collateral. (a) Certain Credit Support Events. Upon the request of the Administrative Agent or an Issuing Lender (i) if such Issuing Lender has honored any full or partial drawing request under any Letter of Credit or made any payment under any Bankers’ Acceptance and such drawing or payment has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any LOC Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then outstanding amount of all LOC Obligations. At any time that there shall exist a Defaulting Lender, within three (3) Business Days after the request of the Administrative Agent, an Issuing Lender or the Swingline Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 3.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender). (b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders (including the Swingline Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 3.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. (c) Application. Notwithstanding anything to the contrary contained in this Credit Agreement, Cash Collateral provided under any of this Section 3.17 or Sections 2.2, 2.3, 3.3, 3.18 or 8.2 in respect of Letters of Credit, Bankers’ Acceptances or Swingline Loans shall be held and applied to the satisfaction of the specific LOC Obligations, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein. (d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting

58 Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.3(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of the Borrower shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 3.17 may be otherwise applied in accordance with Section 8.3), and (y) the Person providing Cash Collateral and the applicable Issuing Lender or Swingline Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations. 3.18 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: (i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in Section 10.6 or the definition of “Required Lenders”. (ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.2), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Lenders or Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by an Issuing Lender or Swingline Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swingline Loan, Letter of Credit or Bankers’ Acceptance; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Credit Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Credit Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Credit Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to

59 post Cash Collateral pursuant to this Section 3.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any Unused Fee pursuant to Section 3.5(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Standby Letter of Credit Fees and Trade Letter of Credit Fees as provided in Section 3.5(b). (iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to Sections 2.2 and 2.3, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date of such reallocation, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund Participation Interests in Letters of Credit, Bankers’ Acceptances and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding principal amount of the Revolving Loans of that Lender. (b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Lenders agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit, Bankers’ Acceptances and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 3.18(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. 3.19 Extension Option. (a) Request for Extensions. Not more than twice during the term of this Credit Agreement, the Borrower may by notice to the Administrative Agent (which notice must be given not earlier than 60 days prior to the next anniversary of the Closing Date and not later than 30 days prior to the next anniversary of the Closing Date (the “Anniversary Date”)), request that the Lenders extend the Maturity Date for one additional year; provided that at no time shall the tenor of this Credit Agreement exceed five years. Each Lender shall, by notice to the Borrower and the Administrative Agent not later than the 15h day following the date of any such request from the Borrower, advise the Borrower whether or not it agrees to extend the Maturity Date as requested. Each decision by a Lender shall be in the sole discretion of such Lender, and any Lender that has not so advised the Administrative Agent by the 15th day following the date of such request from the Borrower shall be deemed to have declined to agree to such extension. Each of the parties hereto acknowledges and agrees that no Lender shall be obligated to extend the Maturity Date pursuant to the terms of this Section

60 3.19. Any Lender who fails to agree to the extension request of the Borrower, as set forth herein, shall be referred to, for purposes of this Section, as a “Non-Extending Lender”. (b) Extension. If the Administrative Agent and the Lenders holding unfunded Commitments and outstanding Loans representing at least 50% of the Revolving Committed Amount agree to any such request for extension of the Maturity Date (collectively, the “Approving Lenders”), then the Borrower may, subject to the conditions set forth in Section 3.19(d), extend the Maturity Date for an additional year solely as to the Approving Lenders; provided that the Maturity Date shall never extend beyond any date for which the Borrower does not have approval. If Non-Extending Lenders hold unfunded Commitments and outstanding Loans representing more than 50% of the Revolving Committed Amount, then the Borrower shall withdraw its extension request and the Maturity Date will remain unchanged. With respect to the Non-Extending Lenders, it is understood and agreed that the Maturity Date relating to the Non-Extending Lenders shall remain unchanged and the repayment of all obligations owed to them and the termination of their Commitments shall occur on the then existing Maturity Date without giving effect to such extension request. (c) Replacement of Non-Extending Lenders. Subject to the satisfaction of the minimum extension requirement in Section 3.19(b) and the other conditions to the effectiveness of any such extension set forth in Section 3.19(d), the Borrower shall have the right (but not the obligation), in its sole discretion, to, no later than the date that occurs sixty (60) days following the applicable Anniversary Date, elect to replace any Non-Extending Lender pursuant to Section 10.18 by causing such Non-Extending Lender to assign and delegate, without recourse, its interests, rights and obligations as a Lender under this Credit Agreement and the related Credit Documents to one or more existing Lenders or Eligible Assignees (provided, that the applicable existing Lender or Eligible Assignee agrees to the extension of the Maturity Date requested by the Borrower). (d) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Maturity Date of each Approving Lender pursuant to this Section 3.19 shall not be effective with respect to any Approving Lender unless, on the applicable Anniversary Date: (i) no Default shall exist or be continuing either prior to or after giving effect thereto; (ii) the representations and warranties contained in this Credit Agreement and the other Credit Documents shall be true and correct in all material respects on and as of such date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date) and (iii) the Administrative Agent shall have received all documents (including resolutions of the board of directors of the Borrower) it may reasonably request relating to the corporate or other necessary authority for and the validity of such extension, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent. ARTICLE IV. CONDITIONS 4.1 Closing Conditions. The obligation of the Lenders to enter into this Credit Agreement and to make the initial Loans or the Issuing Lenders to issue the initial Letter of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders): (a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of: (i) this Credit Agreement, (ii) the Notes in favor of the Lenders that have requested a Note and

61 (iii) all other Credit Documents, each in form and substance acceptable to the Administrative Agent in its sole discretion. (b) Corporate Documents. Receipt by the Administrative Agent of the following: (i) Charter Documents. Copies of the articles or certificates of incorporation or other organization documents of the Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization and certified by a secretary or assistant secretary of the Borrower to be true and correct as of the Closing Date. (ii) Bylaws. A copy of the bylaws, operating agreement or partnership agreement of the Borrower certified by a secretary or assistant secretary of the Borrower to be true and correct as of the Closing Date. (iii) Resolutions. Copies of resolutions of the Board of Directors or other governing body of the Borrower approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of the Borrower to be true and correct and in force and effect as of the Closing Date. (iv) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to the Borrower certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect. (v) Incumbency. An incumbency certificate of the Borrower certified by a secretary or assistant secretary to be true and correct as of the Closing Date. (c) Opinions of Counsel. The Administrative Agent shall have received a legal opinion in form and substance reasonably satisfactory to the Administrative Agent dated as of the Closing Date from counsel to the Borrower. (d) Material Adverse Effect. Since December 27, 2025, there shall not have occurred or otherwise exist an event or condition which has had or would reasonably be expected to have a Material Adverse Effect. (e) Governmental and Third-Party Approvals. The Borrower shall have received all material governmental, shareholder and third-party consents and approvals required in connection with the execution and delivery of the Credit Documents and the performance of the transactions contemplated hereby and thereby, which shall be in full force and effect. (f) Officer’s Certificates. The Administrative Agent shall have received a certificate or certificates executed by the chief financial officer, president or treasurer of the Borrower as of the Closing Date stating that immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (1) no Default or Event of Default exists, (2) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects (except for those which expressly relate to an earlier date), and (3) the Borrower is in compliance with the financial covenant set forth in Section 6.9.

62 (g) Existing Indebtedness. All existing Indebtedness of the Borrower and its Subsidiaries (excluding Indebtedness permitted pursuant to Section 7.1) shall be repaid in full, all commitments (if any) in respect thereof shall have been terminated and all guarantees therefor and security therefor shall be released, and the Administrative Agent shall have received payoff letters in form and substance satisfactory to it evidencing such repayment, termination and release. (h) Fees and Expenses. Payment by the Borrower of all invoiced and documented fees and expenses owed by them to the Lenders, the Arrangers and the Administrative Agent (unless otherwise waived by the Administrative Agent), including, without limitation, payment to the Administrative Agent and the Arrangers of the fees set forth in the Fee Letters. (i) Notice of Account Designation. The Administrative Agent shall have received a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed. (j) KYC and Beneficial Ownership Certification. The Arrangers shall have received, at least five (5) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act. If Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered to the Administrative Agent, and directly to any Lender requesting the same, a Beneficial Ownership Certification in relation to it, in each case at least five (5) Business Days prior to the Closing Date. Without limiting the generality of the last paragraph of Section 9.3, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. 4.2 Conditions to all Extensions of Credit. The obligations of each Lender to make, convert or extend any Loan and of each Issuing Lender to issue or extend any Letter of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions: (a) The Borrower shall have delivered (i) in the case of any Loan, an appropriate Notice of Borrowing or Notice of Extension/Conversion or (ii) in the case of any Letter of Credit, an Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b); (b) The representations and warranties set forth in Article V (other than Sections 5.2 and 5.8) shall, subject to the limitations set forth therein, be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, as of such date (except for those which expressly relate to an earlier date); (c) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto;

63 (d) Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding plus outstanding Swingline Loans shall not exceed the Revolving Committed Amount, (ii) the LOC Obligations shall not exceed the LOC Sublimit and (iii) the outstanding Swingline Loans shall not exceed the Swingline Sublimit; and (e) In the case of a Letter of Credit to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or the applicable Issuing Lender would make it impracticable for such Letter of Credit to be denominated in the relevant Alternative Currency. The delivery of each Notice of Borrowing, each Notice of Extension/Conversion and each request for a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c) and (d) above. ARTICLE V. REPRESENTATIONS AND WARRANTIES The Borrower hereby represents and warrants to the Administrative Agent and each Lender that: 5.1 Financial Condition. The financial statements delivered to the Lenders pursuant to Section 6.1(a) and (b), (i) have been prepared in accordance with GAAP and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) in all material respects the consolidated and consolidating financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. 5.2 No Material Change. Since December 27, 2025, there has been no development or event relating to or affecting the Borrower which has had or could reasonably be expected to have a Material Adverse Effect. 5.3 Organization and Good Standing. Each of the Borrower and its Material Subsidiaries (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the requisite power and authority to own and operate all its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged except to the extent that the failure to have such legal right could not reasonably be expected to have a Material Adverse Effect and (c) is duly qualified to conduct business and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect. 5.4 Power; Authorization; Enforceable Obligations. The Borrower has the corporate or other necessary power and authority, to make, deliver and perform the Credit Documents to which it is a party, to obtain extensions of credit hereunder, and has

64 taken all necessary corporate action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Borrower in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents, except for such approvals, consents, authorizations, actions or notices that have been duly obtained, taken or made and in full force and effect. This Credit Agreement has been, and each other Credit Document will be, duly executed and delivered on behalf of the Borrower. This Credit Agreement constitutes, and each other Credit Document, when executed and delivered, will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). 5.5 No Conflicts. Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by the Borrower will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of the Borrower, (b) violate, contravene or materially conflict with any material Requirement of Law or any other material law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien upon or with respect to its properties. No Default or Event of Default has occurred and is continuing. 5.6 Ownership. Except where the failure to have such title could not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Material Subsidiaries is the owner of, and has good and marketable title to, all of its respective assets that are necessary for the operation of its respective business and none of such assets is subject to any Lien other than Permitted Liens. 5.7 Anti-Corruption Laws and Sanctions. None of (a) the Borrower or any Subsidiary, or (b) to the knowledge of the Borrower, any of the Borrower’s or Subsidiary’s respective directors, officers, employees or affiliates or any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, (i) is a Sanctioned Person or currently the subject or target of any Sanctions or (ii) has taken any action, directly or indirectly, that would result in a material violation by such Person of any Anti-Corruption Laws. 5.8 Litigation. There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Material Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

65 5.9 Taxes. Except where the failure of which would not be reasonably expected to have a Material Adverse Effect, (a) each of the Borrower and its Material Subsidiaries has filed, or caused to be filed, all material income tax returns and all other tax returns (federal, state, local and foreign) required to be filed and paid, (b) all amounts of taxes shown thereon to be due (including interest and penalties) and (c) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. The Borrower is not aware as of the Closing Date of any proposed tax assessments against it or any Material Subsidiary that would, if made, have a Material Adverse Effect. 5.10 Compliance with Law. Each of the Borrower and its Material Subsidiaries is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not reasonably be expected to have a Material Adverse Effect or in such instances in which such Requirements of Law, rules, regulations, orders or decrees are being contested in good faith by appropriate proceedings diligently conducted. 5.11 ERISA. (a) Except as could not reasonably be expected to have a Material Adverse Effect, during the five year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Borrower, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Single Employer Plan, Multiemployer Plan or Multiple Employer Plan; (ii) no Single Employer Plan has failed to contribute the “minimum required contribution” as defined in Section 430 of the Code; (iii) each Single Employer Plan, Multiemployer Plan and Multiple Employer Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Single Employer Plan. (b) Except as could not reasonably be expected to have a Material Adverse Effect, the actuarial present value of all “benefit liabilities” (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Single Employer Plan’s most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Single Employer Plan. (c) Neither the Borrower nor any ERISA Affiliate has incurred, or, to the best knowledge of the Borrower, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if the Borrower or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA) or has been terminated (within the meaning of Title IV of

66 ERISA), and no Multiemployer Plan is, to the best knowledge of the Borrower, reasonably expected to be insolvent, or terminated. (d) Except as could not reasonably be expected to have a Material Adverse Effect, no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Single Employer Plan and Multiple Employer Plan which has subjected or may subject the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability. (e) Except as could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any ERISA Affiliates has any material liability with respect to “expected post-retirement benefit obligations” within the meaning of the Financial Accounting Standards Board Statement 106. 5.12 [Reserved]. 5.13 Governmental Regulations, Etc. (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, (i) in a manner that would constitute a violation of Regulation T, Regulation U or Regulation X or (ii) to finance or refinance any (A) commercial paper issued by the Borrower or (B) any other Indebtedness, except for Indebtedness that the Borrower incurred for general corporate or working capital purposes. “Margin stock” within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Consolidated Parties. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the effect of the foregoing sentences in conformity with the requirements of FR Form U-1 referred to in Regulation U. (b) The Borrower is not subject to regulation under the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, the Borrower is not an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company. 5.14 Purpose of Loans and Letters of Credit. The proceeds of the credit extensions hereunder shall be used solely by the Borrower (i) to refinance existing Indebtedness, including the Existing Credit Agreement, and (ii) for general corporate purposes. 5.15 Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries (a) is a “covered foreign person” as that term is used in the Outbound Investment Rules or (b) currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a United States Person or (iii) any other activity that would cause the Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Credit Agreement.

67 5.16 Disclosure and Beneficial Ownership. Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of the Borrower in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, in light of the circumstances under which they were made, not materially misleading. As of the Closing Date, all of the information included in any Beneficial Ownership Certification delivered in connection with this Credit Agreement, if any, is true and correct in all material respects. 5.17 No Affected Financial Institution. Neither the Borrower nor any Subsidiary thereof is an Affected Financial Institution. ARTICLE VI. AFFIRMATIVE COVENANTS The Borrower hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated: 6.1 Financial Statements. The Borrower will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders: (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Consolidated Parties, the consolidated and consolidating balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal year, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner. (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Consolidated Parties (other than the fourth fiscal quarter, in which case 90 days after the end thereof) a consolidated and consolidating balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

68 (c) Officer’s Certificate. At the time of delivery of the financial statements provided for in Sections 6.1(a) and 6.1(b) above, a certificate of the chief financial officer, president, treasurer or controller of the Borrower substantially in the form of Exhibit 6.1(c), (i) demonstrating compliance with the financial covenant contained in Section 6.9 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes). (d) Auditor’s Reports. At the time of delivery of the financial statements provided for in Section 6.1(a) and 6.1(b) above, a copy of any other material report or “management letter” submitted by independent accountants to Borrower in connection with any annual, interim or special audit of the books of Borrower. (e) Reports. Promptly upon transmission or receipt thereof, copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party shall send to its shareholders or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder. (f) Notices. Upon obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) the occurrence of any of the following with respect to any Consolidated Party (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined could reasonably be expected to have a Material Adverse Effect or (B) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person or any ERISA Affiliate or the termination of any Single Employer Plan or Multiple Employer Plan, in each case, the liability of which could reasonably be expected to have a Material Adverse Effect. (g) ERISA. Upon obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent promptly (and in any event within five business days) of: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any ERISA Affiliates, or of a determination that any Multiemployer Plan is insolvent (within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Single Employer Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Single Employer Plan that reasonably could be expected to have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Borrower with respect thereto. Promptly upon request, the Borrower shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each “plan year” (within the meaning of Section 3(39) of ERISA).

69 (h) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any Consolidated Party as the Administrative Agent or the Required Lenders may reasonably request. Documents required to be delivered pursuant to Section 6.1(a), (b) or (e) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.1; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.14); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” 6.2 Preservation of Existence and Franchises. The Borrower will, and will cause each of its Subsidiaries, to preserve, maintain and keep in full force and effect its existence, rights, franchises and authority except where failure to do so could not reasonably be expected to have a Material Adverse Effect. 6.3 Books and Records.

70 The Borrower will, and will cause each of its Subsidiaries to, keep proper books and records of its material transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves). 6.4 Compliance with Law. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property, including Environmental Laws, if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect or in such instances in which such laws, rules, regulations, orders, decrees or restrictions are being contested in good faith by appropriate proceedings diligently conducted. 6.5 Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent; provided, however, that no Consolidated Party shall be required to pay any such tax, assessment, charge or levy, which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment could reasonably be expected to have a Material Adverse Effect. 6.6 Insurance. The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance, which may include self-insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice. Notwithstanding anything to the contrary herein, the Borrower and its Subsidiaries may obtain all or any insurance required under this Section 6.6 or any other Credit Document through a Captive Insurance Subsidiary. 6.7 Use of Proceeds. The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 5.14. 6.8 Audits/Inspections. If an Event of Default has occurred and is continuing, upon reasonable notice and during normal business hours, the Borrower will, and will cause each of its Subsidiaries to, permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person, all at the expense of the Borrower. 6.9 Financial Covenant.

71 The Leverage Ratio, as of the last day of each fiscal quarter of the Borrower, shall be less than or equal to 4.00 to 1.00. 6.10 Compliance with Anti-Corruption Laws and Sanctions. The Borrower will maintain in effect and enforce policies and procedures designed to promote and to achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees (a) in all material respects with Anti-Corruption Laws and (b) with applicable Sanctions. 6.11 Beneficial Ownership Regulation. The Borrower will, and will cause its Subsidiaries to, (a) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (b) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation. ARTICLE VII. NEGATIVE COVENANTS The Borrower hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated: 7.1 Subsidiary Indebtedness. The Borrower will not permit any of its Subsidiaries to contract, create, incur, assume or permit to exist any Indebtedness, except: (a) Indebtedness arising under this Credit Agreement and the other Credit Documents; (b) purchase money Indebtedness (including obligations in respect of Capital Leases) or any Synthetic Leases hereafter incurred to finance the purchase of fixed assets; provided that (i) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed and (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing (except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing); (c) Indebtedness set forth in Schedule 7.1 and any renewals, refinancings or extensions thereof (without increasing the amount thereof except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder); (d) obligations in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

72 (e) intercompany Indebtedness arising out of loans, advances and Guaranty Obligations; (f) other Indebtedness; provided that the aggregate outstanding principal amount of such Indebtedness at the time incurred shall not exceed the difference between (i) 15% of Consolidated Tangible Assets of the Borrower and its Subsidiaries, computed as of the end of the most recent fiscal quarter end of the Borrower for which financial statements were required to be delivered pursuant to Section 6.1(a) or 6.1(b) (or, prior to the first such delivery date of the Closing Date, as of December 27, 2025) minus (ii) the aggregate outstanding principal amount of Indebtedness of the Borrower secured by Liens permitted by clause (xxvii) of the definition of Permitted Liens; (g) Permitted Government Revenue Bond Indebtedness; (h) Indebtedness in respect of Sale and Leaseback Transactions; (i) Guaranty Obligations of any Subsidiary in respect to Indebtedness of the Borrower or of another Subsidiary not prohibited hereunder; (j) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided, such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary; (k) Indebtedness (i) resulting from a bank or other financial institution honoring a check, draft or similar instrument in the ordinary course of business or (ii) arising under or in connection with cash management services in the ordinary course of business; and (l) Indebtedness in respect of indemnification obligations in connection with bonds and letters of credit related to self-insurance and insurance programs and policies of the Borrower and its Subsidiaries. 7.2 Liens. The Borrower will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, except for Permitted Liens. 7.3 Consolidation, Merger, Dissolution, etc. The Borrower will not permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this Section 7.3, (a) the Borrower may merge or consolidate with a third party or with any of its Subsidiaries provided that (i) the Borrower shall be the continuing or surviving corporation and (ii) after giving effect to such transaction, no Default or Event of Default exists; (b) any Consolidated Party (other than the Borrower) (i) may be merged or consolidated with or into any other Consolidated Party or into any Person that becomes a Consolidated Party, (ii) may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Consolidated Party and thereafter be dissolved provided that, after giving effect to such transaction, no Default or Event of Default exists and (iii) may dissolve, provided that it owns no material assets; and (c) the Borrower may become a direct or indirect wholly-owned Subsidiary of a holding company if the direct and indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Borrower’s Voting Stock immediately prior to that transaction.

73 7.4 Asset Dispositions. The Borrower will not permit any Consolidated Party to sell, lease, transfer or otherwise dispose of all or substantially all of such Consolidated Party’s assets. 7.5 Anti-Corruption Laws and Sanctions. The Borrower will not request any extension of credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any extension of credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation in any material respect of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in a violation of any Sanctions by any Person (including any Person participating in the transaction, whether as a Lender, an Arranger, the Administrative Agent, an Issuing Lender, the Swingline Lender, or otherwise). 7.6 Limitations Regarding Outbound Investment Rules. The Borrower will not, and will not permit any Subsidiary to (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a United States Person or (iii) any other activity that would cause the Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Credit Agreement. ARTICLE VIII. EVENTS OF DEFAULT 8.1 Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”): (a) Payment. The Borrower shall: (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or (ii) default, and such default shall continue for five (5) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder when due, under any of the other Credit Documents or in connection herewith or therewith; or (b) Representations. Any representation, warranty or statement made or deemed to be made by the Borrower herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

74 (c) Covenants. The Borrower shall: (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 6.2, 6.4, 6.7, 6.9 or Article VII; or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 8.1) contained in this Credit Agreement or in any other Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of a Responsible Officer of the Borrower becoming aware of such default or notice thereof by the Administrative Agent; or (d) Other Credit Documents. Except as a result of or in connection with a merger, consolidation or dissolution of a Subsidiary permitted under Section 7.3, any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the rights, powers and privileges purported to be created thereby, or the Borrower shall so state in writing; or (e) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to the Borrower or Material Subsidiary; or (f) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $150,000,000 in the aggregate for the Consolidated Parties taken as a whole, (A) the Borrower or any Material Subsidiary shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or (g) Judgments. One or more judgments or decrees shall be entered against one or more of the Consolidated Parties involving a liability of $150,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or (h) ERISA. Any of the following events or conditions, if such event or condition could have a Material Adverse Effect: (i) any Single Employer Plan shall be deemed to be in “at risk status” as defined in Section 430(i) of the Code or any Multiemployer Plan shall be deemed to be in “critical” or “endangered” status as defined in Section 431 of the Code; (ii) any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Single Employer Plan; (iii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA; (iv) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (A) the termination of such Multiemployer Plan or Multiple Employer Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, or insolvency or (within the meaning of Section 4245 of ERISA) such Multiemployer Plan or Multiple Employer Plan; or (v) any prohibited transaction (within the meaning of Section 406 of

75 ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability; or (i) Invalidity of Credit Documents. Any material provision of any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower contests in any manner the validity or enforceability of any provision of any Credit Document; or the Borrower denies that it has any or further liability or obligation under any Credit Document, or purports to revoke, terminate, or rescind any provision of any Credit Document. 8.2 Acceleration; Remedies. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting requirements of Section 10.6) or cured to the satisfaction of the requisite Lenders (pursuant to the voting procedures in Section 10.6), the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take any of the following actions: (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated. (b) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Borrower to the Administrative Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. (c) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 8.1(e), it will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credit then outstanding plus any accrued and unpaid interest thereon. (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights of set-off. Notwithstanding the foregoing, if an Event of Default specified in Section 8.1(e) shall occur with respect to the Borrower, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders. 8.3 Allocation of Payments After Acceleration.

76 Notwithstanding any other provisions of this Credit Agreement to the contrary, after the acceleration of the Obligations pursuant to Section 8.2, all amounts collected or received by the Administrative Agent or any Lender on account of the Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Cash Collateral shall be paid over or delivered as follows: FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents; SECOND, to payment of any fees owed to the Administrative Agent; THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of each of the Lenders and each of the Issuing Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Obligations owing to such Lender or such Issuing Lender; FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest; FIFTH, to the payment of the outstanding principal amount of the Obligations (including the payment or cash collateralization of the outstanding LOC Obligations) owing to the Lenders and the Issuing Lenders in proportion to the respective amounts described in this clause “FIFTH” payable to them; SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus. In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above; and (iii) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lenders from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FIFTH” and “SIXTH” above in the manner provided in this Section 8.3. ARTICLE IX. AGENCY PROVISIONS 9.1 Appointment and Authority.

77 (a) Each of the Lenders and each Issuing Lender hereby irrevocably appoints, designates and authorizes Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as provided in Section 9.6, the provisions of this Article are solely for the benefit of the Administrative Agent, the Arrangers, the Lenders and the Issuing Lenders and their respective Related Parties, and neither the Borrower nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions. (b) It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. (c) The provisions of this Article and each party’s rights and obligations hereunder shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document. 9.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial advisory, underwriting, capital markets or other business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto. 9.3 Exculpatory Provisions. (a) The Administrative Agent, the Arrangers and their respective Related Parties shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and their duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent, the Arrangers and their respective Related Parties: (i) shall not be subject to any agency, trust, fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the

78 automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; (iii) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose to any Lender, any Issuing Lender or any other Person, any credit or other information relating to the business, prospects, operations, properties, assets, financial or other conditions or creditworthiness of the Borrower or any of its Subsidiaries or Affiliates that is communicated to, obtained by or otherwise in the possession of the Person serving as the Administrative Agent, the Arrangers or their respective Related Parties in any capacity; and (iv) shall not be required to account to any Lender or any Issuing Lender for any sum or profit received by the Administrative Agent for its own account. (b) The Administrative Agent, the Arrangers and their respective Related Parties shall not be liable for any action taken or not taken by it under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.6 and Section 8.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default and indicating that such notice is a “Notice of Default” is given to the Administrative Agent by the Borrower, a Lender or an Issuing Lender. (c) The Administrative Agent, the Arrangers and their respective Related Parties shall not be responsible for or have any duty or obligations to any Lender or Participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Credit Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, (vi) the validity, sufficiency, enforceability or effectiveness of any Credit Document or other agreement, instrument, document or other Communication executed or transmitted in accordance with Sections 6.1 or 10.20 or (vii) the utilization of any Issuing Lender’s commitment to issue Letters of Credit (it being understood and agreed that the Issuing Lenders shall monitor compliance with their own commitments to issue Letters of Credit without any further action by the Administrative Agent). 9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, shall be fully protected in relying and shall not incur any liability for relying or acting upon, any notice, request, certificate, consent, Communication, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person, including any execution or transmission pursuant to Sections 6.1 or 10.20. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying or acting upon such statement or Communication and shall not incur any liability for

79 relying or acting thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit or Bankers’ Acceptance, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit or Bankers’ Acceptance. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Lender or Issuing Lender that has signed this Credit Agreement or a signature page to an Assignment and Assumption or any other Credit Document pursuant to which it is to become a Lender or Issuing Lender hereunder shall be deemed to have consented to, approved and accepted and shall be deemed satisfied with each document or other matter required thereunder to be consented to, approved or accepted by such Lender or Issuing Lender or that is to be acceptable or satisfactory to such Lender or Issuing Lender. 9.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities hereunder as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. 9.6 Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower and subject to the consent (not to be unreasonably withheld or delayed) of the Borrower (provided no Event of Default has occurred and is continuing at the time of such resignation), to appoint a successor, which shall be a bank or financial institution reasonably experienced in serving as administrative agent on syndicated bank facilities with an office in the United States, or an Affiliate of any such bank or financial institution with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. (b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by

80 the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. (c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or any Issuing Lender under any of the Credit Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Article and Section 10.5 and Section 10.10(d) shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent or relating to its duties as Administrative Agent that are carried out following its retirement or removal. (d) Any resignation by, or removal of, Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, if in its sole discretion it elects to, and Swingline Lender, (ii) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (iii) the successor Issuing Lender, if in its sole discretion it elects to, shall issue letters of credit or bankers’ acceptances in substitution for the Letters of Credit and Bankers’ Acceptances, if any, outstanding or issuable under any Acceptance Credits, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit or Bankers’ Acceptances. 9.7 Non-Reliance by Administrative Agent and Other Lenders. Each Lender and each Issuing Lender expressly acknowledges that none of the Administrative Agent, the Arrangers or any of their respective Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent, the Arrangers or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower and its Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent, the Arrangers or any of their respective Related Parties to any Lender or any Issuing Lender as to any matter, including whether the Administrative Agent, the Arrangers or any of their respective Related Parties have disclosed material information in their (or their

81 respective Related Parties’) possession. Each Lender and each Issuing Lender expressly acknowledges, represents and warrants to the Administrative Agent and the Arrangers that (a) the Credit Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Credit Agreement and the other Credit Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of investing in the general performance or operations of the Borrower or its Subsidiaries or Affiliates or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as a security, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and to provide the other facilities applicable to it as set forth herein and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans or to provide such other facilities is, in each case, experienced in making, acquiring, purchasing or holding commercial loans or providing such other facilities, (d) it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, all applicable bank or other regulatory applicable laws relating to the transactions contemplated by this Credit Agreement and the other Credit Documents, (e) it has made its own independent decision to enter into this Credit Agreement and the other Credit Documents to which it is a party and to extend credit hereunder and thereunder and (f) it has all licenses, permits and approvals necessary for use of the reference rates referred to herein that are applicable to the Loans and other extensions of credit required to be made by it hereunder and it will take all actions necessary to comply, preserve, renew and keep in full force and effect any such licenses, permits and approvals. Each Lender and each Issuing Lender also acknowledges and agrees that (i) it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Credit Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Borrower and its Subsidiaries and (ii) it will not assert any claim under any federal or state securities law or otherwise in contravention of this Section 9.7. Each party acknowledges and agrees that the Administrative Agent may, but shall not be obligated to, from time to time provide payment schedules, payoff statements, payoff letters, interest statements or bills and other similar documentation indicating amounts owed hereunder and under the other Credit Documents and agrees that in the event of the conflict between any such documentation and this Credit Agreement, this Credit Agreement shall control. In the event the Administrative Agent notifies any party hereto at any time (including after the receipt of amounts indicated to be due and payable under the Credit Documents pursuant to such payment schedules, payoff statements, payoff letters, interest statements or bills and other similar documentation) that an amount owed by such party under the Credit Documents was mistakenly excluded from the amount indicated in any payment schedules, payoff statements, payoff letters, interest statements or bills and other similar documentation, then such party agrees to promptly pay such excluded amount after the Administrative Agent provides such party with documentation that evidences such excluded amount is due and payable hereunder; provided that nothing in this sentence shall be deemed to impair any termination of Commitments, in each case, that has occurred, or is contemplated to occur, upon the receipt by the Administrative Agent of the amounts indicated to be due in respect of the Obligations in the applicable payment schedules, payoff statements, payoff letters, interest statements or bills and other similar documentation. 9.8 No Other Duties, Etc.

82 Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder, but each such Person shall have the benefit of the indemnities and exculpatory provisions hereof. 9.9 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or LOC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LOC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 3.5 and 10.5) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.5 and 10.5. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. 9.10 Erroneous Payments. (a) Each Lender, each Issuing Lender, and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Lender or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender or an Issuing Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment,

83 prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 9.10(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. (b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence. (c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant class of Loans with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of

84 Section 10.3 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person. (e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 9.10 or under the indemnification provisions of this Credit Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Credit Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received, provided, that this Section 9.10 shall not be interpreted to increase (or accelerate the due date for) the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, this Section 9.10(e) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making a payment on the Obligations. (f) Each party’s obligations under this Section 9.10 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or any Issuing Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document. (g) Nothing in this Section 9.10 shall constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment. ARTICLE X. MISCELLANEOUS 10.1 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to the Borrower, the Administrative Agent, any Issuing Lender or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.1; and (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate,

85 notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower). (iii) Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b). (b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article II, Section 3.3 and Section 3.13 if such Lender or such Issuing Lender has notified the Administrative Agent that it is incapable of receiving notices under such Sections by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e- mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. (c) [Reserved]. (d) Reliance by Administrative Agent, Issuing Lenders and Lenders. The Administrative Agent, the Issuing Lenders and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing and Swingline Loan Requests) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Issuing Lender, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. (e) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A

86 PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). (f) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the Issuing Lenders and the Swingline Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Issuing Lenders and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws. 10.2 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand under hereunder or thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 10.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have. 10.3 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and

87 no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.3(b), (ii) by way of participation in accordance with the provisions of Section 10.3(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.3(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this subsection (b), participations in LOC Obligations and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the related Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of any assignment in respect of a Revolving Commitment (and the related Revolving Loans thereunder) and $5,000,000 in the case of any assignment in respect of the Incremental Term Loans, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations in respect of its Revolving Commitment (and the related Revolving Loans thereunder) and its outstanding Incremental Term Loans on a non-pro rata basis; (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

88 (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth (5th) Business Day; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any unfunded Incremental Term Loan Commitment or any Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable facility subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Incremental Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; (C) the consent of the Issuing Lenders (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the Eligible Assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and (D) the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Commitments. (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. (v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person). (vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and Participation Interests in Letters of Credit and Swingline Loans in

89 accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.6, 3.11, 3.12 and 10.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.3(d). (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and LOC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be presumed correct (absent manifest error), and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in LOC Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.6 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each

90 Participant shall be entitled to the benefits of Sections 3.6, 3.11 and 3.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.3(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.2 as though it were a Lender, provided such Participant agrees to be subject to Section 3.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.6 or 3.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.11(d) as though it were a Lender. (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (g) Resignation as an Issuing Lender or Swingline Lender after Assignment. (i) Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo assigns all of its Revolving Commitments and Revolving Loans pursuant to Section 10.3(b), Wells Fargo may, upon 30 days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Wells Fargo as Swingline Lender. If Wells Fargo resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund Participation Interests in outstanding Swingline Loans pursuant to Section 2.3. Upon the appointment of a successor Swingline Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swingline Lender.

91 (ii) Notwithstanding anything to the contrary contained herein, if at any time any Issuing Lender assigns all of its Revolving Commitments and Revolving Loans pursuant to Section 10.3(b), such Issuing Lender may, upon 30 days’ notice to the Borrower and the Lenders, resign as an Issuing Lender. In the event of any such resignation as an Issuing Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such Issuing Lender. If any Issuing Lender resigns as an Issuing Lender, it shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit and Bankers’ Acceptances outstanding and all Bankers’ Acceptances issuable under any Acceptance Credits outstanding as of the effective date of its resignation as an Issuing Lender and all LOC Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund Participation Interests in Unreimbursed Amounts pursuant to Section 2.2(c)). Upon the appointment of a successor Issuing Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and (b) the successor Issuing Lender shall issue letters of credit and bankers’ acceptances in substitution for the Letters of Credit and Bankers’ Acceptances, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit and Bankers’ Acceptances. 10.4 No Waiver; Remedies Cumulative; Enforcement. No failure by any Lender, any Issuing Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Credit Document (including the imposition of a default rate of interest) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Credit Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.2 for the benefit of all the Lenders and the Issuing Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, (b) the Issuing Lenders or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Lender or Swingline Lender, as the case may be) hereunder and under the other Credit Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.2 (subject to the terms of Section 3.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under the Bankruptcy Code or any other Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 3.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. 10.5 Expenses; Indemnity; Damage Waiver.

92 (a) The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the Issuing Lenders and their Affiliates in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Credit Documents. The Borrower further agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the Issuing Lenders and the Lenders, if any (including, without limitation, reasonable and documented attorneys’ fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered hereunder. (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each, an “Indemnified Party”) from and against any and all claims, penalties, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys’ fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans (including any of the foregoing arising from the negligence of the Indemnified Party), except to the extent such claim, penalty, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from (i) such Indemnified Party’s gross negligence or willful misconduct, (ii) a claim brought by the Borrower against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Credit Document or (iii) a material breach by such Indemnified Party of its obligations under the Credit Documents (or any employee of, or any other Person that is controlled by, such Indemnified Party). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. No Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnified Party through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnified Party as determined by a final and nonappealable judgment of a court of competent jurisdiction. (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the applicable Issuing Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such Issuing Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 3.13(b).

93 (d) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor. (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 10.5 shall survive the resignation of the Administrative Agent, any Issuing Lender and the Swingline Lender, the replacement of any Lender, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder. 10.6 Amendments, Waivers and Consents. Except as set forth in Sections 2.1(f)(iii) and 3.7(c), neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower; provided, however, (a) that neither this Credit Agreement nor any other Credit Document may be amended to: (i) extend the final maturity of any Loan (except in accordance with Section 3.19) or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit without the written consent of each Lender whose such final maturity is being extended or increased, (ii) reduce the rate or extend the time of payment of principal or interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees hereunder without the written consent of each Lender entitled to receive such payment, (iii) reduce or waive the principal amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit without the written consent of each Lender entitled to receive such amount, (iv) increase the Commitment of a Lender over the amount thereof in effect without the written consent of such Lender whose Commitment is being increased (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender), (v) release the Borrower without the written consent of each Lender directly affected thereby, (vi) amend, modify or waive any provision of this Section 10.6(a) without the written consent of each Lender directly affected thereby or amend, modify or waive any provision of Section 8.3, Section 3.13, or Section 3.14 in a manner that would have the effect of altering the ratable reduction of Commitments or the pro rata sharing of payments or order of priority otherwise required hereunder without the written consent of each Lender directly affected thereby, (vii) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender directly affected thereby, or

94 (viii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted thereby without the written consent of each Lender directly affected thereby; or (ix) subordinate any of the Obligations in right of payment or otherwise adversely affect the priority of payment of any of such Obligations without the consent of each of the Lenders directly and adversely affected thereby; (b) unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Credit Document; (c) unless also signed by applicable Issuing Lender, no amendment, waiver or consent shall affect the rights or duties of such Issuing Lender under this Credit Agreement or any Letter of Credit Application or other document relating to any Letter of Credit or Bankers’ Acceptance issued or to be issued by it; and (d) unless also signed by the Swingline Lender, no amendment, waiver or consent shall affect the rights or duties of the Swingline Lender under this Credit Agreement. Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow the Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding. Notwithstanding anything to the contrary herein, each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender. Notwithstanding any provision herein to the contrary, (a) the Administrative Agent and the Borrower may amend, modify or supplement this Credit Agreement or any other Credit Document to cure or correct administrative errors or omissions, any ambiguity, omission, defect or inconsistency or to effect administrative changes, and such amendment shall become effective without any further consent of any other party to such Credit Document so long as (i) such amendment, modification or supplement does not adversely affect the rights of any Lender or other holder of Obligations in any material respect and (ii) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (b) this Credit Agreement may be amended or amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment or amendment and restatement, such Lender shall no longer be a party to this Credit

95 Agreement (as so amended or amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Credit Agreement. 10.7 Counterparts. This Credit Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. 10.8 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement. 10.9 Survival of Representations and Warranties. All indemnities set forth herein and all representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any extension of credit hereunder, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit or Bankers’ Acceptance shall remain outstanding. Notwithstanding any termination of this Credit Agreement, the indemnities and exculpations to which the Indemnified Parties or any Lender Related Parties, as applicable, are entitled under the provisions of this Article X and any other provision of this Credit Agreement and the other Credit Documents shall continue in full force and effect and shall protect such Indemnified Parties or such Lender Related Parties, as applicable, against events arising after such termination as well as before. 10.10 Governing Law; Submission to Jurisdiction; Venue; Waiver of Consequential Damages. (a) THIS CREDIT AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS, ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, ANY OTHER CREDIT DOCUMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Borrower irrevocably and unconditionally agrees that it will not

96 commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Lender, the Swingline Lender, or any Related Party of the foregoing in any way relating to this Credit Agreement or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement or in any other Credit Document shall affect any right that the Administrative Agent, any Lender, any Issuing Lender or the Swingline Lender may otherwise have to bring any action or proceeding relating to this Credit Agreement or any other Credit Document against the Borrower or its properties in the courts of any jurisdiction. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 10.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Borrower in any other jurisdiction. (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. (d) Without limiting the generality of the other provisions of this Credit Agreement, including, without limitation, Section 10.5, the Borrower agrees, on behalf of itself and each of its Subsidiaries and Affiliates, that none of the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender, each Issuing Lender, nor any Related Party of any of the foregoing Persons (such persons, collectively, the “Lender Related Parties”) shall have any liability (whether direct or indirect, in contract or tort, or otherwise) to the Borrower or its Subsidiaries or Affiliates or to their respective equity holders or creditors arising out of, related to or in connection with any aspect of the transactions contemplated hereby or under any of the other Credit Documents, except to the extent such liability to the

97 Borrower is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from (i) such Lender Related Party’s gross negligence or willful misconduct, (ii) a claim brought by the Borrower against a Lender Related Party for breach in bad faith of such Lender Related Party’s obligations hereunder or under any other Credit Document or (iii) a material breach by such Lender Related Party of its obligations under the Credit Documents (or any employee of, or any other Person that is controlled by, such Lender Related Party). To the fullest extent permitted by applicable law, each party hereto agrees that it shall not assert, and hereby waives, any claim against the Borrower or any Lender Related Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of proceeds thereof; provided, that, the foregoing shall in no event limit the Borrower’s indemnification obligations under Section 10.5(b) to the extent such special, indirect, consequential or punitive damages are included in any third-party claim in connection with which such Indemnified Party is otherwise entitled to indemnification hereunder. 10.11 Severability. If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions. Without limiting the foregoing provisions of this Section 10.11, if and to the extent that the enforceability of any provisions in this Credit Agreement relating to Defaulting Lenders shall be limited by bankruptcy or Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Issuing Lenders or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited. 10.12 Entirety. This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein. 10.13 Binding Effect; Termination. (a) This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 4.1 have been satisfied or waived by the Lenders, it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns. (b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, all of the Obligations have been irrevocably satisfied in full and all of the Commitments hereunder shall have expired or been terminated. 10.14 Treatment of Certain Information; Confidentiality.

98 Each of the Administrative Agent, the Lenders and the Issuing Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective Related Parties in connection with this Credit Agreement, the transactions contemplated hereby or in connection with marketing of services by such Affiliate or Related Party to the Borrower or any of its Subsidiaries (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or in accordance with the Administrative Agent’s, any Issuing Lender’s or any Lender’s regulatory compliance policy if the Administrative Agent, such Issuing Lender or such Lender, as applicable, deems such disclosure to be necessary for the mitigation of claims by those authorities against the Administrative Agent, such Issuing Lender or such Lender, as applicable, or any of its Related Parties (in which case, the Administrative Agent, such Issuing Lender or such Lender, as applicable, shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent practicable and otherwise permitted by applicable law), (c) as to the extent required by applicable laws or regulations or in any legal, judicial, administrative proceeding or other compulsory process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Credit Agreement or under any other Credit Document, or any action or proceeding relating to this Credit Agreement or any other Credit Document, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Credit Agreement and, in each case, their respective financing sources, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Credit Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities hereunder, (h) with the written consent of the Borrower, (i) deal terms and other information customarily reported to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of the Credit Documents, (j) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Credit Agreement, (k) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates from a third party that is not, to such Person’s knowledge, subject to confidentiality obligations to the Borrower, or (l) to the extent that such information is independently developed by such Person. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any Person. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its

99 obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Administrative Agent, the Lenders and the Issuing Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including United States federal and state securities laws. 10.15 Conflict. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control. 10.16 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information about the Borrower and its Subsidiaries that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act. 10.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Credit Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent, the Arrangers, and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers nor the Lenders have any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, the Arrangers nor the Lenders have any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers, and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

100 10.18 Replacement of Lenders. If, from time to time, (i) any Lender requests compensation under Sections 3.6 and 3.9, (ii) any Lender gives notice pursuant to Section 3.8, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11, (iv) a Lender (a “Non-Consenting Lender”) does not consent to a proposed change, waiver, discharge or termination with respect to any Credit Document that has been approved by the Required Lenders as provided in Section 10.6 but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable), (v) subject to Section 3.19(c), any Lender is a Non-Extending Lender or (vi) any Lender or any Issuing Lender is a Defaulting Lender, then the Borrower shall have the right to replace such Lender (the “Replaced Lender”) with one or more additional banks or financial institutions (collectively, the “Replacement Lender”), upon notice to such Lender and the Administrative Agent (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.3) and, in connection with such replacement, all of the Replaced Lender’s interests, rights and obligations under this Credit Agreement and the related Credit Documents shall be assigned and delegated to the Replacement Lender, provided that: (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.3(b); (b) the Replaced Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.12) from the Replacement Lender (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (c) in the case of any such assignment resulting from a claim for compensation under Sections 3.6 and 3.9, receipt of a notice pursuant to Section 3.8 or payments required to be made pursuant to Section 3.11, such assignment will result in a reduction in such compensation or payments thereafter or elimination of the need for such notice; (d) such assignment does not conflict with applicable Requirements of Law; and (e) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Credit Document, the Replacement Lender consents to the proposed change, waiver, discharge or termination; provided that the failure by the Replaced Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of the Replaced Lender and the mandatory assignment of such Lender’s Commitments and outstanding Loans and participations in LOC Obligations and Swingline Loans pursuant to this Section 10.18 shall nevertheless be effective without the execution by the Replaced Lender of an Assignment and Assumption. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. If an Issuing Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Issuing Lender and the Administrative Agent, require such Issuing Lender to resign as an Issuing Lender; provided that (i) such resigning Issuing Lender shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit outstanding as of

101 the effective date of its resignation as an Issuing Lender and all LOC Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund Participation Interests in Unreimbursed Amounts pursuant to Section 2.2(c)) and (ii) a successor Issuing Lender shall have been appointed and such successor Issuing Lender shall have issued letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such resignation or make other arrangements satisfactory to the resigning Issuing Lender to effectively assume the obligations of such resigning Issuing Lender with respect to such Letters of Credit. Such Issuing Lender shall not be required to resign if, prior thereto, the circumstances entitling the Borrower to require such resignation cease to apply. 10.19 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the amount collectible at the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the amount collectible at the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the amount collectible at the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. 10.20 Electronic Execution. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Credit Agreement, any other Credit Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, Communication or authorization to be signed or delivered in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. The Administrative Agent and the Borrower may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including one or more copies of any Communication in the form of an imaged Electronic Record, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that, without limiting the foregoing, (i) to the extent the Administrative Agent

102 has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrower, electronic images of this Credit Agreement or any other Credit Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (B) waives (1) any argument, defense or right to contest the validity or enforceability of the Credit Documents based solely on the lack of paper original copies of any Credit Documents, including with respect to any signature pages thereto and (2) any claim against the Administrative Agent, any Lender or any of their Related Parties for liabilities arising solely from the Administrative Agent’s, any Lender’s or any of their Related Parties’ reliance on or use of Electronic Signatures, including any such liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any such Electronic Signature. Each party hereto acknowledges, represents and warrants to the other parties hereto that it has the corporate or other organizational capacity to execute and deliver this Credit Agreement and any other Communication through electronic means as provided for herein and there are no restrictions or other limitations on doing so in such party’s organizational documents. 10.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or Issuing Lender that is an Affected Financial Institution is a party to this Credit Agreement and notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Lender that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write- Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Lender that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Credit Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. 10.22 Certain ERISA Matters.

103 (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments or this Credit Agreement; (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement; (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Credit Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement; or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent, any Arranger nor any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Credit Agreement, any Credit Document or any documents related hereto or thereto). 10.23 Acknowledgement Regarding Any Supported QFCs.

104 To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Section 10.23, the following terms have the following meanings: (i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. (ii) “Covered Entity” means any of the following: a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. (iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). 10.24 Amendment and Restatement. This Credit Agreement is an amendment and restatement, in its entirety, of the Existing Credit Agreement, and any indebtedness outstanding thereunder shall be deemed to be outstanding under this Credit Agreement. Nothing in this Credit Agreement shall be deemed to be a repayment or novation of the indebtedness, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of the Lender against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

105 [Signature Page to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written. BORROWER: TRACTOR SUPPLY COMPANY, a Delaware corporation By: Name: Kurt D. Barton Title: Executive Vice President and Chief Financial Officer [Signatures continue.]

AGENTS AND LENDERS: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and a Lender By: _________________________________________ Name: Title: [Signatures continue.]

REGIONS BANK, as a Lender By: Name: Title: [Signatures continue.]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender By: Name: Title: [Signatures continue.]